================================================================================

                               NFO WORLDWIDE, INC.

                             -----------------------

                             NOTE PURCHASE AGREEMENT

                             -----------------------


                          DATED AS OF NOVEMBER 20, 1998


     $17,000,000 ADJUSTABLE RATE SERIES A SENIOR NOTES DUE NOVEMBER 15, 2005

     $38,000,000 ADJUSTABLE RATE SERIES B SENIOR NOTES DUE NOVEMBER 15, 2008

================================================================================

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

1.    AUTHORIZATION OF NOTES...............................................  1

2.    SALE AND PURCHASE OF NOTES...........................................  2

3.    THE CLOSING..........................................................  2

4.    CONDITIONS TO CLOSING................................................  2
      4.1   Representations and Warranties.................................  2
      4.2   Performance; No Default........................................  2
      4.3   Compliance Certificates........................................  3
      4.4   Opinions of Counsel............................................  3
      4.5   Purchase Permitted By Applicable Law, etc......................  3
      4.6   Sale of Other Notes............................................  4
      4.7   Payment of Special Counsel Fees................................  4
      4.8   Private Placement Number.......................................  4
      4.9   Changes in Corporate Structure.................................  4
      4.10  Subordinated Notes.............................................  4
      4.11  Amendment to Existing Note Purchase
            Agreement......................................................  4
      4.12  Fleet/Chase Debt Facility......................................  4
      4.13  Infratest Acquisition..........................................  5
      4.14  Guaranty Agreements............................................  5
      4.15  Proceedings and Documents......................................  5

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................  5
      5.1   Organization; Power and Authority..............................  5
      5.2   Authorization, etc.............................................  5
      5.3   Disclosure.....................................................  6
      5.4   Organization and Ownership of Shares of Subsidiaries;
            Affiliates.....................................................  6
      5.5   Financial Statements...........................................  7
      5.6   Compliance with Laws, Other Instruments, etc...................  7
      5.7   Governmental Authorizations, etc...............................  7
      5.8   Litigation; Observance of Agreements, Statutes and Orders......  7
      5.9   Taxes..........................................................  8
      5.10  Title to Property; Leases......................................  8
      5.11  Licenses, Permits, etc.........................................  8
      5.12  Compliance with ERISA..........................................  9
      5.13  Private Offering by the Company................................ 10
      5.14  Use of Proceeds; Margin Regulations............................ 10
      5.15  Existing Debt; Future Liens.................................... 10
      5.16  Foreign Assets Control Regulations, etc........................ 11

                                                                          PAGE
                                                                          ----

      5.17  Status under Certain Statutes.................................. 11
      5.18  Environmental Matters.......................................... 11
      5.19  Year 2000 Matters.............................................. 12

6.    REPRESENTATIONS OF THE PURCHASER..................................... 12
      6.1   Purchase for Investment........................................ 12
      6.2   Source of Funds................................................ 12

7.    INFORMATION AS TO COMPANY............................................ 14
      7.1   Financial and Business Information............................. 14
      7.2   Officer's Certificate.......................................... 16
      7.3   Inspection..................................................... 17

8.    PAYMENT OF THE NOTES................................................. 18
      8.1   Required Prepayments; Payment at Maturity...................... 18
      8.2   Optional Prepayments with Make-Whole Amount.................... 18
      8.3   Allocation of Partial Prepayments.............................. 18
      8.4   Maturity; Surrender, etc....................................... 19
      8.5   No Other Optional Prepayments or Purchase of Notes............. 19
      8.6   Make-Whole Amount.............................................. 19

9.    AFFIRMATIVE COVENANTS................................................ 20
      9.1   Compliance with Law............................................ 21
      9.2   Insurance...................................................... 21
      9.3   Maintenance of Properties...................................... 21
      9.4   Payment of Taxes and Claims.................................... 21
      9.5   Corporate Existence, etc....................................... 22
      9.6   Line of Business............................................... 22
      9.7   Additional Guaranty Agreements; Release of Guaranty Agreements. 22

10.   NEGATIVE COVENANTS................................................... 22
      10.1  Senior Funded Debt............................................. 22
      10.2  Subordinated Funded Debt....................................... 23
      10.3  Current Debt................................................... 24
      10.4  Interest Coverage Ratio........................................ 25
      10.5  Liens.......................................................... 25
      10.6  Restricted Subsidiary Debt..................................... 27
      10.7  Consolidated Net Worth......................................... 27
      10.8  Sale-and-Leaseback Transactions................................ 28
      10.9  Restricted Investments......................................... 28
      10.10 Merger, Consolidation, Etc..................................... 28
      10.11 Sale of Assets, Etc............................................ 29

                                                                          PAGE
                                                                          ----
      10.12 Limitation on Contribution to Company Financial Performance
            by Unrestricted Subsidiaries................................... 31
      10.13 Transactions with Affiliates................................... 31
      10.14 Leverage Ratios................................................ 31
      10.15 Limit on Acquisitions.......................................... 32
      10.16 IBH Debt....................................................... 32

11.   EVENTS OF DEFAULT.................................................... 32

12.   REMEDIES ON DEFAULT, ETC............................................. 36
      12.1  Acceleration................................................... 36
      12.2  Other Remedies................................................. 36
      12.3  Rescission..................................................... 36
      12.4  No Waivers or Election of Remedies, Expenses, etc.............. 37

13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES........................ 37
      13.1  Registration of Notes.......................................... 37
      13.2  Transfer and Exchange of Notes................................. 37
      13.3  Replacement of Notes........................................... 38

14.   PAYMENTS ON NOTES.................................................... 38
      14.1  Place of Payment............................................... 38
      14.2  Home Office Payment............................................ 38

15.   EXPENSES, ETC........................................................ 39
      15.1  Transaction Expenses........................................... 39
      15.2  Survival....................................................... 39

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT......... 39

17.   AMENDMENT AND WAIVER................................................. 40
      17.1  Requirements................................................... 40
      17.2  Solicitation of Holders of Notes............................... 41
      17.3  Binding Effect, etc............................................ 41
      17.4  Notes held by Company, etc..................................... 41

18.   NOTICES.............................................................. 41

19.   REPRODUCTION OF DOCUMENTS............................................ 42

20.   CONFIDENTIAL INFORMATION............................................. 42

                                                                          PAGE
                                                                          ----

21.   SUBSTITUTION OF PURCHASER............................................ 44

22.   MISCELLANEOUS........................................................ 44
      22.1  Successors and Assigns......................................... 44
      22.2  Payments Due on Non-Business Days; When Payments Deemed
            Received....................................................... 44
      22.3  Severability................................................... 44
      22.4  Construction................................................... 45
      22.5  Counterparts................................................... 45
      22.6  Governing Law.................................................. 45

                              SCHEDULES & EXHIBITS


SCHEDULE A            -- Information Relating to Purchasers

SCHEDULE B            -- Defined Terms

SCHEDULE C            -- Payment Instructions at Closing

SCHEDULE 4.9          -- Changes in Corporate Structure

SCHEDULE 5.3          -- Disclosure Materials

SCHEDULE 5.4          -- Subsidiaries of the Company and Ownership of Subsidiary
                         Stock

SCHEDULE 5.5          -- Financial Statements

SCHEDULE 5.1          -- Patents, etc.

SCHEDULE 5.12         -- ERISA Affiliates

SCHEDULE 5.14         -- Use of Proceeds

SCHEDULE 5.15         -- Existing Debt and Liens

SCHEDULE 10.13        -- Transactions with Affiliates

EXHIBIT 1-A           -- Form of Adjustable Rate Series A Senior Note due
                         November 15, 2005

EXHIBIT 1-B           -- Form of Adjustable Rate Series B Senior Note due
                         November 15, 2008

EXHIBIT 4.4(a)        -- Form of Opinion of Special Counsel for the Company and
                         the Initial Guarantors

EXHIBIT 4.4(b)        -- Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 4.11          -- Form of Amendment Agreement to Existing Note Purchase
                         Agreement

EXHIBIT 4.14          -- Form of Guaranty Agreement

                               NFO WORLDWIDE, INC.
                                2 PICKWICK PLAZA
                              GREENWICH, CT 06830

           ADJUSTABLE RATE SERIES A SENIOR NOTES DUE NOVEMBER 15, 2005

           ADJUSTABLE RATE SERIES B SENIOR NOTES DUE NOVEMBER 15, 2008


                                                   Dated as of November 20, 1998

To the Purchaser Named on
the Signature Page Hereto


Ladies and Gentlemen:

         NFO WORLDWIDE, INC., a Delaware corporation (together with its successors and assigns, the "COMPANY"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of

                  (a) $17,000,000 aggregate principal amount of its Adjustable Rate Series A Senior Notes due November 15, 2005 (the "SERIES A NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)); and

                  (b) $38,000,000 aggregate principal amount of its Adjustable Rate Series B Senior Notes due November 15, 2008 (the "SERIES B NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)).

The Series A Notes shall be substantially in the form set out in Exhibit 1-A, and the Series B Notes shall be substantially in the form set out in Exhibit 1-B, in each case with such changes therefrom, if any, as may be approved by you and the

Company. The term "NOTES", as used herein, shall include each of the Series A Notes and Series B Notes (each a "SERIES") and any promissory note delivered pursuant to any provision of this Agreement or the Other Agreements (as hereinafter defined) and any promissory note delivered in substitution or exchange for any Notes pursuant to any such provision, and the term "NOTE" shall refer to any one of such Notes. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and Series specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at the Closing to each of the Other Purchasers of Notes in the principal amount and Series specified below each such Other Purchaser's name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.       THE CLOSING.

         The closing of the sale and purchase of the Notes (the "CLOSING") to be purchased by you and the Other Purchasers shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York at 10:00 a.m., local time, on November 20, 1998 (the "CLOSING DATE"). At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request), dated the Closing Date and registered in your name (or in the name of your nominee), as indicated in Schedule A, against payment by federal funds wire transfer in immediately available funds of the amount of the purchase price therefor as directed by the Company in Schedule C. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         4.1 REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         4.2 PERFORMANCE; NO DEFAULT.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by any of Sections 10.1, 10.2, 10.3, 10.5, 10.8, 10.9 or 10.11 had such Sections applied since such date.

         4.3 COMPLIANCE CERTIFICATES.

                  (A) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (B) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate of its Secretary or one of its Assistant Secretaries, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

                  (C) INITIAL GUARANTOR SECRETARY'S CERTIFICATES. Each of the Initial Guarantors shall have delivered to you a certificate of its Secretary or one of its Assistant Secretaries, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Guaranty Agreement to which such Initial Guarantor is a party.

         4.4 OPINIONS OF COUNSEL.

         You shall have received opinions in form and substance satisfactory to you, each dated the Closing Date, from

                  (a) Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company and the Initial Guarantors, substantially in the form set out in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you), and

                  (b) Hebb & Gitlin, your special counsel in connection with such transactions, substantially in the form set out in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         4.5 PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

         On the Closing Date, your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         4.6 SALE OF OTHER NOTES.

         Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

         4.7 PAYMENT OF SPECIAL COUNSEL FEES.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

         4.8 PRIVATE PLACEMENT NUMBER.

         A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of Notes.

         4.9 CHANGES IN CORPORATE STRUCTURE.

         Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent interim financial statements referred to in Schedule 5.5.

         4.10 SUBORDINATED NOTES.

         Contemporaneously with the Closing the Company shall sell to the Subordinated Note Purchasers, and the Subordinated Note Purchasers shall purchase, the Subordinated Notes to be purchased by them at the closing under the Subordinated Note Purchase Agreement.

         4.11 AMENDMENT TO EXISTING NOTE PURCHASE AGREEMENT.

         The Existing Note Purchase Agreement shall have been amended pursuant to an amendment agreement in the form of Exhibit 4.11 hereto.

         4.12 FLEET/CHASE DEBT FACILITY.

         The Fleet/Chase Debt Facility shall be in full force and effect and the Company shall have satisfied all conditions precedent to borrowing the amount available thereunder necessary, together with the proceeds of the offering of the Notes and the Subordinated Notes, to fund the Infratest Acquisition (whether or not such amount or any portion thereof shall actually be borrowed on the Closing Date). In addition, immediately after giving effect to such borrowing under the Fleet/Chase Debt Facility, the Company would be able to satisfy all conditions precedent under such facility to borrow at least $10,000,000.

         4.13 INFRATEST ACQUISITION.

         The Infratest Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement and all conditions precedent to such consummation, as set forth in the Acquisition Agreement, shall have been satisfied in all material respects (and not waived, except for any waiver which would not be adverse to you in any material respect).

         4.14 GUARANTY AGREEMENTS.

         You shall have received a counterpart of each of the Guaranty Agreements, duly executed and delivered by each of the Initial Guarantors, substantially in the form of Exhibit 4.14, and such Guaranty Agreements shall be in full force and effect.

         4.15 PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you, as of the Closing Date, that:

         5.1 ORGANIZATION; POWER AND AUTHORITY.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

         5.2 AUTHORIZATION, ETC.

         This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3 DISCLOSURE.

         The Company, through its agent, William Blair & Company, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated August, 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         5.4 ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (ii) the Company's Affiliates, other than Subsidiaries.

                  (b) All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such

         Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary, except for any such restrictions and agreements that are applicable to Subsidiaries which, taken together, are not Material.

                  (e) There are no Unrestricted Subsidiaries.

         5.5 FINANCIAL STATEMENTS.

         The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

         The execution, delivery and performance by the Company of this Agreement and the Notes will not

                  (a) except for any contravention, breach or default that would not have a Material Adverse Effect, contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected,

                  (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or

                  (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         5.7 GOVERNMENTAL AUTHORIZATIONS, ETC.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         5.8 LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any

         Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.9 TAXES.

         The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1992.

         5.10 TITLE TO PROPERTY; LEASES.

         The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         5.11 LICENSES, PERMITS, ETC.

         Except as disclosed in Schedule 5.11,

                  (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product or practice of the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         5.12     COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,500,000. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                  (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

                  (f) Schedule 5.12 sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliate" thereof) or in respect of which the Notes could constitute an "employer security" ("EMPLOYEE BENEFIT PLAN" has the meaning specified in section 3 of ERISA, "AFFILIATE" has the meaning specified in section 407(d) of ERISA and section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and "EMPLOYER SECURITY" has the meaning specified in section 407(d) of ERISA).

         5.13 PRIVATE OFFERING BY THE COMPANY.

         Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 55 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

         5.14 USE OF PROCEEDS; MARGIN REGULATIONS.

         The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the term "MARGIN STOCK" shall have the meaning assigned to it in said Regulation U.

         5.15 EXISTING DEBT; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of each issue of outstanding Debt of the Company and its Subsidiaries with an outstanding principal amount of at least $1,000,000 as of the Closing Date (and specifying, as to each such Debt, the collateral, if any, securing such Debt). The aggregate amount of all Debt of the Company and its Subsidiaries not listed on
         Schedule 5.15 is less than $2,000,000. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal of or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such

         Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

         5.16 FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17 STATUS UNDER CERTAIN STATUTES.

         Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C.), as amended, or the Federal Power Act, as amended.

         5.18 ENVIRONMENTAL MATTERS.

         Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         5.19 YEAR 2000 MATTERS.

         The Company has reasonable grounds for believing that it will be Year 2000 Compliant and Ready on or before December 1, 1999. "YEAR 2000 COMPLIANT AND READY" means that

                  (a) the Company's and its Subsidiaries' hardware and software systems, with respect to the operation of their business, will (i) handle satisfactorily date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part and (ii) operate accurately, without Material interruption, on and in respect of any and all dates before, during and/or after January 1, 2000 and without any Material change in performance; and

                  (b) the Company has developed alternative plans to ensure business continuity in all Material respects in the event of the failure of the items identified in clauses (i) and (ii) in the foregoing clause (a).

6.       REPRESENTATIONS OF THE PURCHASER.

         6.1 PURCHASE FOR INVESTMENT.

         You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         6.2 SOURCE OF FUNDS.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) the Source is an "insurance company general account" as defined in United States Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) PLUS surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile and that such acquisition is eligible for and satisfies the other requirements of such exemption; or

                  (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of part V of PTE 84-14 (the "QPAM EXEMPTION")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and

                           (i) the identity of such QPAM and

                           (ii) the names of all employee benefit plans whose
                  assets are included in such investment fund

         have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e) the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

                  (g) the Source does not include assets of any employee benefit plan described in section 4975(e) of the Code, other than a plan exempt from the coverage of ERISA and the provisions of section 4975 of the Code.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

         7.1 FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (A) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) consolidated balance sheets of the Company and
                  its Subsidiaries, and of the Company and the Restricted Subsidiaries, as at the end of such quarter, and

                           (ii) consolidated statements of income, shareholders'
                  equity and cash flows of the Company and its Subsidiaries, and of the Company and the Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that, so long as no Unrestricted Subsidiaries existed at any time during the periods covered by such financial statements, delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (B) ANNUAL STATEMENTS -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) consolidated balance sheets of the Company and
                  its Subsidiaries, and of the Company and the Restricted Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, shareholders'
                  equity and cash flows of the Company and its Subsidiaries, and of the Company and the Restricted Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                                    (A) an opinion thereon of independent
                           certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                    (B) a certificate of such accountants
                           stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

         PROVIDED that, so long as no Unrestricted Subsidiaries existed at any time during the periods covered by such financial statements, the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (C) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report (including, without limitation, the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (D) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (E) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Closing Date; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (F) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (G) ACTIONS, PROCEEDINGS -- promptly after a Responsible Officer becomes aware of the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

                  (H) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, without limitation, information regarding the impact of the occurrence of the year 2000 on the Company and its Subsidiaries and plans of the Company to address any such impact) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, or such information regarding the Company required to satisfy the requirements of 17 C.F.R. ss.230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

         7.2 OFFICER'S CERTIFICATE.

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (A) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through 10.12, inclusive, and Sections 10.14 through Section 10.16, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (B) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3 INSPECTION.

         The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (A) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (B) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PAYMENT OF THE NOTES.

         8.1 REQUIRED PREPAYMENTS; PAYMENT AT MATURITY.

                  (A) SERIES A NOTES. The Company will prepay $3,400,000 principal amount of the Series A Notes on November 15, 2001, and on each November 15 thereafter to and including November 15, 2004, or, in each case, such lesser principal amount as shall be outstanding on each such November 15, all such prepayments to be made at par and without payment of any Make-Whole Amount. The Company will pay all of the principal amount of the Series A Notes remaining outstanding, if any, on November 15, 2005.

                  (B) SERIES B NOTES. The Company will prepay $5,425,000 principal amount of the Series B Notes on November 15, 2002, and November 15, 2003, and will prepay $5,430,000 principal amount of the Series B Notes on each November 15 thereafter to and including November 15, 2007, or, in each case, such lesser principal amount as shall be outstanding on each such November 15, all such prepayments to be made at par and without payment of any Make-Whole Amount. The Company will pay all of the principal amount of the Series B Notes remaining outstanding, if any, on November 15, 2008.

                  (C) PARTIAL PREPAYMENTS. Each partial prepayment of the Notes pursuant to Section 8.2 will be applied FIRST, to the amount due on the maturity date of the Notes and SECOND, to the mandatory prepayments applicable to the Notes, as set forth in this Section 8.1, in the inverse order of the maturity thereof.

         8.2 OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but if in part, in an amount not less than $1,000,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid, PLUS the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3 ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding, regardless of Series, in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         8.4 MATURITY; SURRENDER, ETC.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.5 NO OTHER OPTIONAL PREPAYMENTS OR PURCHASE OF NOTES.

         The Company will not prepay (whether directly or indirectly by purchase, redemption or other acquisition) any of the outstanding Notes except
(a) upon the payment or prepayment of the Notes in accordance with the terms of this Section 8 or upon an acceleration of the maturity of the Notes pursuant to
Section 12 or (b) pursuant to an offer to purchase made by the Company pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (except for such differences in the offering price that may be attributable to the calculation of the Make-Whole Amount or the payment of accrued interest, it being understood that such differences will arise solely from the different amortization schedules and interest rates applicable to the two Series of Notes). Any such offer (i) need not comply with the other provisions of this Section 8 (including, without limitation, the requirement to pay any Make-Whole Amount), (ii) shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and (iii) shall remain open for at least 10 Business Days. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this
Section 8 and no Notes may be issued in substitution or exchange for any such Notes.

         8.6 MAKE-WHOLE AMOUNT.

         The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note of either Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page UST" on the Bloomberg Financial Market Service (or such other display as may replace Page UST on the Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         9.1 COMPLIANCE WITH LAW.

         The Company will and will cause each of its Restricted Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.2 INSURANCE.

         The Company will and will cause each of the Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         9.3 MAINTENANCE OF PROPERTIES.

         The Company will and will cause each of the Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.4 PAYMENT OF TAXES AND CLAIMS.

         The Company will and will cause each of the Restricted Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary, PROVIDED that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         9.5 CORPORATE EXISTENCE, ETC.

         The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.10 and 10.11, the Company will at all times preserve and keep in full force and effect the corporate existence of each of the Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and the Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         9.6 LINE OF BUSINESS.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the businesses described in the Memorandum and businesses reasonably related thereto.

         9.7 ADDITIONAL GUARANTY AGREEMENTS; RELEASE OF GUARANTY AGREEMENTS.

         (A) ADDITIONAL GUARANTIES. The Company will cause each Subsidiary that at any time becomes liable in respect of any Guaranty of any of the Company's obligations under the Fleet/Chase Debt Facility after the Closing Date to become (simultaneously or prior to becoming liable in respect of such Guaranty of any of the obligations under the Fleet/Chase Debt Facility) a Guarantor in respect of this Agreement, the Other Agreements and the Notes by executing and delivering to each holder of Notes a Guaranty Agreement in the form set out in
Exhibit 4.14.

         (B) RELEASE OF GUARANTIES. Simultaneously with the release of any Subsidiary's Guaranty of the Company's obligations under the Fleet/Chase Debt Facility, such Subsidiary's Guaranty of the Notes shall be deemed to have been released, it being understood that such Subsidiary's Guaranties of the Company's obligations under the Subordinated Notes and the Existing Notes shall be released at the same time. The holders of the Notes shall take such action as shall be reasonably requested by the Company to effect such release.

10.      NEGATIVE COVENANTS.

         The Company covenants that, on and after the Closing Date and so long as any of the Notes are outstanding:

         10.1 SENIOR FUNDED DEBT.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Senior Funded Debt (including, without limitation, Senior Funded Debt incurred under the Fleet/Chase Debt Facility), other than Existing Senior Funded Debt, the Notes, Inter-Company Debt and Swaps, unless, immediately after giving effect thereto and to the application of the proceeds thereof (and without duplication),

                  (a) no Default or Event of Default exists, and

                  (b) (i) the sum of

                           (A) Consolidated Senior Funded Debt PLUS

                           (B) the greater of

                                             (1) zero, if there shall have been
                                    a period of 30 consecutive days during the period of four consecutive fiscal quarters of the Company then most recently ended when Consolidated Current Debt was zero, or

                                             (2) the lowest average daily amount
                                    of Consolidated Current Debt outstanding during any period of 30 consecutive days during the period of four consecutive fiscal quarters of the Company then most recently ended, if Consolidated Current Debt was not zero during any such period of 30 consecutive days to

                      (ii) Pro Forma EBITDA for such period of four consecutive
                  fiscal quarters,

         does not exceed 3.0 to 1.0.

         Any Person becoming a Restricted Subsidiary at any time shall be deemed to have incurred at such time all of its Debt outstanding at such time.

         10.2 SUBORDINATED FUNDED DEBT.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Subordinated Funded Debt, other than Existing Subordinated Funded Debt, the Subordinated Notes, Inter-Company Debt and Swaps, unless, immediately after giving effect thereto and to the application of the proceeds thereof (and without duplication),

                  (a) no Default or Event of Default exists, and

                  (b) (i) the sum of

                           (A) Consolidated Funded Debt PLUS

                           (B) the greater of

                                             (1) zero, if there shall have been
                                    a period of 30 consecutive days during the period of four consecutive fiscal quarters of the Company then most recently ended when Consolidated Current Debt was zero, or

                                            (2) the lowest average daily amount
                                    of Consolidated Current Debt outstanding during any period of 30 consecutive days during the period of four consecutive fiscal quarters of the

                                    Company then most recently ended, if
                                    Consolidated Current Debt was not zero
                                    during any such period of 30 consecutive days

                  to

                      (ii) Pro Forma EBITDA for such period of four consecutive
                  fiscal quarters

         does not exceed 3.5 to 1.0.

         Any Person becoming a Restricted Subsidiary at any time shall be deemed to have incurred at such time all of its Debt outstanding at such time.

         The Company will not, directly or indirectly, without the written consent of the Required Holders, (i) amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of
Section 13 of the Subordinated Note Purchase Agreement, (ii) increase the interest rate, or change the amortization schedule, applicable to the Subordinated Notes as in effect immediately after the consummation of the sale thereof or (iii) repurchase, redeem or voluntarily prepay in whole or in part, any principal, interest or other amounts payable in respect of the Subordinated Notes, or take any action, or set aside any reserve, in furtherance of the foregoing, it being understood that (subject to said Section 13) the foregoing shall not prohibit any scheduled or other required payment of principal or interest. Notwithstanding the foregoing, the Company may, without the consent of any holder of Notes, voluntarily prepay the Subordinated Notes with the proceeds of a Capital Stock offering at any time before May 19, 2000. This paragraph shall also apply to equivalent actions proposed to be taken in connection with any Funded Debt issued in satisfaction of the Junior Financing Condition.

         10.3 CURRENT DEBT.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Current Debt, other than Existing Current Debt, Inter-Company Debt and Swaps, unless, immediately after giving effect thereto and to the application of the proceeds thereof,

                  (a) no Default or Event of Default exists, and

                  (b) there shall have been a period of 30 consecutive days during the period of 12 consecutive months then most recently ended on each day of which either

                           (i) no Consolidated Current Debt was outstanding, or

                           (ii) the Company or such Restricted Subsidiary could
                  have incurred (but did not incur) Senior Funded Debt pursuant to Section 10.1 in an amount not less than the amount of Consolidated Current Debt outstanding on such day.

         Any Person becoming a Restricted Subsidiary at any time shall be deemed to have incurred at such time all of its Debt outstanding at such time.

         10.4 INTEREST COVERAGE RATIO.

         The Company will not permit the ratio of (x) Pro Forma EBITDA for any period of four consecutive fiscal quarters of the Company to (y) Pro Forma Consolidated Interest Expense for such period to be less than 2.5 to 1.0.

         10.5 LIENS.

         The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the last paragraph of this
Section 10.5), or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens existing on the date of this Agreement which secure Debt of the Company and the Restricted Subsidiaries outstanding on the Closing Date, which Liens, to the extent not described on Schedule 5.15, secure an aggregate amount of such Debt not in excess of $2,000,000;

                  (b) Liens renewing or replacing Liens then in existence and permitted by paragraph (a) of this Section 10.5 to the extent that the underlying obligations secured by such existing Liens are being extended, renewed or refunded, PROVIDED that

                           (i) no such renewal or replacement Lien shall extend
                  to any property of the Company or any Restricted Subsidiary other than property already encumbered by the existing Lien being so renewed or replaced,

                           (ii) the principal amount of the underlying
                  obligation secured by such existing Lien which could have been outstanding at the time of such renewal or replacement shall not be increased in connection with such renewal or replacement, and

                           (iii) immediately prior to, and immediately after
                  giving effect to, such renewal or replacement, no Default or Event of Default exists or would exist;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business

                           (i) in connection with workers' compensation,
                  unemployment insurance and other types of social security or retirement benefits, or

                           (ii) to secure (or to obtain letters of credit that
                  secure) the performance of tenders, statutory obligations, surety bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (d) (i) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by
         Section 9.4, and

                           (ii) Liens arising solely by virtue of any statutory
                  or common law provisions or, in the case of Infratest or any of its subsidiaries, Liens arising by virtue of any deposit agreement, in each case relating to bankers' Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, PROVIDED that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board (or, in the case of Infratest, applicable German statutes or regulations);

                  (e) Liens arising from judicial attachments or judgments, or securing appeal bonds, and other similar Liens, PROVIDED that

                           (i) the execution or other enforcement of such Liens
                  is effectively stayed, and

                           (ii) the claims secured thereby are being actively
                  contested in good faith and adequate reserves in respect thereof have been established by the Company or such Restricted Subsidiary in accordance with GAAP;

                  (f) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries, PROVIDED that such Liens do not, in the aggregate, materially impair the use of such property by the Company or such Restricted Subsidiary;

                  (g) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary, or immediately prior to its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), PROVIDED that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired;

                  (i) Liens on property of a Restricted Subsidiary, PROVIDED that such Liens secure only Debt owing to the Company or a Restricted Subsidiary; and

                  (j) other Liens not otherwise permitted by paragraphs (a) through (i) of this Section 10.5, so long as the sum, without duplication, of

                           (i) the aggregate amount of Indebtedness secured by
                  such Liens, PLUS

                           (ii) the aggregate amount of unsecured Debt of all
                  Restricted Subsidiaries, including, without limitation, the IBH Debt, outstanding at such time (other than any such Debt owing to the Company or other Restricted Subsidiaries)

         shall not exceed 15% of Consolidated Total Capitalization.

         If, notwithstanding the prohibition contained herein, the Company shall, or shall permit any of the Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien, other than those Liens permitted by the provisions of paragraphs (a) through (j) of this Section 10.5, it will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Such violation of this Section 10.5 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section
10.5. The filing of a financing statement to evidence for information purposes a lessor's interest in property leased to the Company or a Restricted Subsidiary shall be deemed not to constitute the creation of a Lien.

         10.6 RESTRICTED SUBSIDIARY DEBT.

         The Company will not at any time permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise be or become directly or indirectly liable with respect to, any Debt, other than (x) Debt owing to any other Restricted Subsidiary or to the Company (including any Guaranty of any Debt of any Restricted Subsidiary) and (y) the Excluded Guaranties, unless (without duplication)

                  (a) the aggregate amount of unsecured Debt of all Restricted Subsidiaries, including, without limitation, the IBH Debt, outstanding at such time (other than (i) any such Debt owing to the Company or Restricted Subsidiaries and (ii) the Excluded Guaranties), PLUS

                  (b) the aggregate amount of obligations secured by Liens permitted pursuant to Section 10.5(j) outstanding at such time,

does not exceed 15% of Consolidated Total Capitalization determined at such time.

         10.7 CONSOLIDATED NET WORTH.

         The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $95,000,000 PLUS (b) an aggregate amount equal to 50% of Consolidated Net Income (but only if a positive number) for each completed fiscal quarter as of such time beginning with the fiscal quarter ending December 31, 1998.

         10.8 SALE-AND-LEASEBACK TRANSACTIONS.

         The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-and-Leaseback Transaction, unless, immediately after giving effect thereto, the aggregate amount of all Attributable Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis, would not exceed $5,000,000.

         10.9 RESTRICTED INVESTMENTS.

         The Company will not, and will not permit any of the Restricted Subsidiaries to, declare, make or authorize any Restricted Investment UNLESS immediately after giving effect to such action:

                           (a) the aggregate value of all Restricted Investments
                  of the Company and the Restricted Subsidiaries (valued immediately after such action) would not exceed 10% of Consolidated Total Capitalization; and

                           (b) no Default or Event of Default would exist.

Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be the making of a Restricted Investment by the owner of the Capital Stock of such newly designated Unrestricted Subsidiary in an amount equal to all the share capital and other Investments in such Unrestricted Subsidiary held by the Company and each other Restricted Subsidiary. For the avoidance of doubt, it is understood that any Restricted Investments outstanding prior to the Closing Date shall be deemed not to have been declared, made or authorized at a time when this covenant was effective.

         10.10 MERGER, CONSOLIDATION, ETC.

         The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person except that:

                  (a) the Company may consolidate with or merge with another corporation or convey or transfer (except by lease) all or substantially all of its assets in a single transaction or series of transactions to another Person if:

                           (i) the successor formed by such consolidation or the
                  survivor of such merger or the Person that acquires by conveyance or transfer all or substantially all of the assets of the Company as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (ii) if the Company is not the Successor Corporation,
                  such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                           (iii) immediately after giving effect to such
                  transaction:

                                    (A) no Default or Event of Default would
                           exist, and

                                    (B) the Successor Corporation would be able
                           to incur $1 of Funded Debt pursuant to both Section
                           10.1 and Section 10.2;

                  (b) a Restricted Subsidiary may consolidate with or merge with the Company (so long as the Company is the surviving corporation) or another Restricted Subsidiary or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to the Company or another Restricted Subsidiary; and

                  (c) a Restricted Subsidiary may consolidate with or merge with another corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to another Person if:

                           (i) such transaction is in compliance with Section
                  10.11 hereof; or

                           (ii) immediately after giving effect to such
                  transaction:

                                    (A) no Default or Event of Default would
                           exist, and

                                    (B) the Company would be able to incur $1 of
                           Funded Debt pursuant to both Section 10.1 and Section 10.2.

No such conveyance or transfer of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

         10.11 SALE OF ASSETS, ETC.

                  (A) SALE OF ASSETS. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition UNLESS:

                           (i) in the good faith opinion of the Company, the
                  Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Restricted Subsidiary;

                           (ii) immediately after giving effect to the Asset
                  Disposition, no Default or Event of Default would exist; and

                           (iii) immediately after giving effect to the Asset
                  Disposition, the sum of the Net Proceeds Amounts in respect of all property that was the subject of any

                  Asset Disposition occurring in the period of 365 days ending with and including the date of such Asset Disposition, MINUS the aggregate cost of Capital Assets acquired by the Company and the Restricted Subsidiaries during such period, would not exceed 15% of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company.

                  (B) DISPOSAL OF OWNERSHIP OF A RESTRICTED SUBSIDIARY. The Company will not, and will not permit any of the Restricted Subsidiaries to, sell or otherwise dispose of any shares of Restricted Subsidiary Stock (including, without limitation, pursuant to any merger, consolidation or other transaction specified in Section 10.10(c) hereof, but excluding any transaction permitted by Section 10.10(b) hereof), nor will the Company permit any such Restricted Subsidiary to issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, PROVIDED that the foregoing restrictions do not apply to:

                  (i) the issue of directors' qualifying shares by any such Subsidiary;

                  (ii) any such Transfer of Restricted Subsidiary Stock constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

                  (iii) the Transfer of all of the Restricted Subsidiary Stock of a Restricted Subsidiary owned by the Company and the other Restricted Subsidiaries if:

                           (A) such Transfer satisfies the requirements of
                  Section 10.11(a) hereof,

                           (B) in connection with such Transfer the entire
                  Investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Restricted Subsidiaries in such Restricted Subsidiary is sold, transferred or otherwise disposed of to a Person other than
                  (1) the Company, (2) another Restricted Subsidiary not being simultaneously disposed of, or (3) an Affiliate, and

                           (C) the Restricted Subsidiary being disposed of has
                  no continuing Investment in any other Restricted Subsidiary not being simultaneously disposed of or in the Company.

                  Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Asset Disposition of all of the Restricted Subsidiary Stock of such newly designated Unrestricted Subsidiary.

                  (C) RELEASE OF GUARANTEES OF SUBSIDIARIES. If, with respect to any Subsidiary that is a Guarantor,

                           (i) all of the Company's and any Restricted
                  Subsidiary's Capital Stock or other equity ownership interests in such Guarantor is Transferred (including by way of a merger) to a Person other than the Company or a Restricted Subsidiary in accordance with the requirements of this Section 10.11,

                           (ii) such Guarantor engages in a transaction
                  permitted by Section 10.10(c) with any such Person and the surviving Person or transferee is not a Subsidiary, or

                           (iii) such Guarantor sells all or substantially all
                  of its assets to another Subsidiary or the Company and, in the case of a sale to another Subsidiary, such other Subsidiary becomes a Guarantor by executing a Guaranty Agreement,

         then the Company may elect to cause the withdrawal of the Guaranty Agreement of such Guarantor. Such election may be exercised if (A) no Default or Event of Default exists and (B) such Guarantor has no Guaranty obligation in respect of any Debt under the Fleet/Chase Debt Facility, the Existing Notes or the Subordinated Notes (except any such obligation which is being released simultaneously with the release of such Guaranty Agreement), and if a Senior Financial Officer of the Company certifies in writing to each holder of Notes that the conditions specified in the foregoing clauses (A) and (B) have been satisfied. Thereafter, the Guaranty Agreement of such Guarantor shall be terminated, null and void and without effect and, upon request of the Company, and in reliance on the accuracy of the Company's written certification, each holder of Notes shall acknowledge such termination.

         10.12 LIMITATION ON CONTRIBUTION TO COMPANY FINANCIAL PERFORMANCE BY UNRESTRICTED SUBSIDIARIES.

                  (a) The Company will not at any time permit Consolidated Total Assets to be less than 80% of consolidated total assets of the Company and its Subsidiaries as reflected on a consolidated balance sheet of such Persons prepared in accordance with GAAP.

                  (b) The Company will not permit Pro Forma EBITDA for any period of four consecutive fiscal quarters of the Company to be less than 80% of Pro Forma EBITDA (determined as if each reference in such definition to "Restricted Subsidiaries" were to "Subsidiaries") for such period.

         10.13 TRANSACTIONS WITH AFFILIATES.

         Except as set forth in Schedule 10.13, the Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         10.14 LEVERAGE RATIOS.

                  (A) SENIOR LEVERAGE RATIO. The Company will not permit the ratio of (x) Consolidated Senior Funded Debt, determined at the end of any fiscal quarter of the Company, to (y) Pro Forma EBITDA for the period of four consecutive fiscal quarters of the Company ending with, and including, such fiscal quarter to be greater than (i) 3.50 to 1.0 at any time of determination on or before the first to occur of satisfaction of the Junior Financing Condition or September 29, 1999 and (ii) 3.25 to 1.0 at any time of determination after the first to occur of such event or date.

                  (B) TOTAL LEVERAGE RATIO. The Company will not permit the ratio of (x) Consolidated Funded Debt, determined at the end of any fiscal quarter of the Company, to (y) Pro Forma EBITDA for the period of four consecutive fiscal quarters of the Company ending with, and including, such fiscal quarter to be greater than (i) 3.75 to 1.0 at any time on or before December 31, 1999 and (ii) 3.50 to 1.0 at any time thereafter.

         10.15 LIMIT ON ACQUISITIONS.

         The Company will not, and will not permit any Restricted Subsidiary to, make any Acquisition (other than the Bangladesh Acquisition) until the first to occur of satisfaction of the Junior Financing Condition or October 1, 1999. Thereafter, the Company will not, and will not permit any Restricted Subsidiary to, make any Acquisition unless:

                  (a) no Default or Event of Default exists or would result from such Acquisition;

                  (b) the Person or assets acquired, as the case may be, involve substantially the same or a similar line of business engaged in by the Company and its Restricted Subsidiaries;

                  (c) the Company demonstrates that, on a consolidated basis with the Person and/or assets to be acquired, in accordance with GAAP, the Company would have been in compliance with Sections 10.4, 10.7, 10.14(a) and 10.14(b) on a trailing four quarters PRO FORMA basis as of the last day of the then most recently completed fiscal quarter of the Company; and

                  (d) the aggregate amount expended by the Company and its Restricted Subsidiaries, whether in cash, Securities or other property, for all Acquisitions permitted hereunder within any one calendar year does not exceed $20,000,000 or its equivalent in other currencies.

         10.16 IBH DEBT.

         The Company will not permit the IBH Debt to be renewed, replaced, extended or refinanced and shall not permit the maximum aggregate principal amount thereof which may be outstanding at any time to exceed the sum of (x) 68,000,000 Deutsche Marks and (y) $10,000,000 (or the equivalent thereof in other currencies).

11.      EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in any of Sections 10.1 through 10.12, inclusive, Section 10.14 through Section 10.16, inclusive, or Section 7.1(d); or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness under this Agreement and the Notes) beyond any period of grace provided with respect thereto (after giving effect to any consents or waivers in respect thereof), that individually or together with such other Indebtedness as to which any such failure exists has an aggregate outstanding principal amount of at least $2,000,000, or

                           (ii) the Company or any Restricted Subsidiary is in
                  default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness under this Agreement and the Notes), that individually or together with such other Indebtedness as to which any such failure exists has an aggregate outstanding principal amount of at least $2,000,000, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or, after giving effect to any consents or waivers in respect thereof, one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or

                           (iii) as a consequence of the occurrence or
                  continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests),

                                    (A) the Company or any Subsidiary has become
                           obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $2,000,000, or

                                    (B) one or more Persons have the right to
                           require the Company or any Subsidiary so to purchase or repay such Indebtedness, or

                           (iv) the Company is in default in the performance of
                  or compliance with any term of the Indebtedness evidenced by the Subordinated Notes or of the Subordinated Note Purchase Agreements, or of any other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Restricted Subsidiary or with respect to any substantial part of the property of the Company or any Restricted Subsidiary, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Restricted Subsidiary, or any such petition shall be filed against the Company or any Restricted Subsidiary and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 above the level of coverage provided by any applicable insurance policy are rendered against one or more of the Company and the Restricted Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                  (j) except as otherwise specifically permitted by this Agreement (including, without limitation, Sections 9.7(c) and 10.11(c)) or the Guaranty Agreement,

                           (i) any of the Guaranty Agreements shall cease to be
                  in full force and effect or shall be declared by a court or Governmental Authority of competent jurisdiction to be void or unenforceable against the Guarantor thereunder,

                           (ii) the validity or enforceability of any of the
                  Guaranty Agreements against the Guarantor thereunder shall be contested by such Guarantor, the Company or any Person owning, directly or indirectly, a majority of the common stock of the Company, or

                           (iii) any Guarantor, the Company or any such Person
                  identified in clause (ii) of this Section 11(j) shall deny that such Guarantor has any further liability or obligation under such Guarantor's Guaranty Agreement; or

                  (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

                           (ii) a notice of intent to terminate any Plan shall
                  have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,

                           (iii) the aggregate "amount of unfunded benefit
                  liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $6,000,000,

                           (iv) the Company or any ERISA Affiliate shall have
                  incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,

                           (v) the Company or any ERISA Affiliate withdraws from
                  any Multiemployer Plan, or

                           (vi) the Company or any Subsidiary establishes or
                  amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder;

         and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

         12.1 ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or paragraph (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 66- 2/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, PLUS (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2 OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3 RESCISSION.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or clause (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, due and payable on any Notes other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.1 REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.2 TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of
Exhibit 1-A or Exhibit 1-B, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.2 and in the second sentence of Section 6.1.

         13.3 REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original purchaser or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

         14.1 PLACE OF PAYMENT.

         Subject to Section 14.2, payments of principal, Make- Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Greenwich, Connecticut at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         14.2 HOME OFFICE PAYMENT.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.      EXPENSES, ETC.

         15.1 TRANSACTION EXPENSES.

The Company will pay all costs and expenses (including any judgment or settlement approved by the Company, reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with (a) the negotiation, execution and documentation of the transactions contemplated hereby, (b) any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), and
(c) any actual or threatened proceeding relating to any action the Company has taken, or will take, as to which the Company has made a representation and warranty hereunder, including, without limitation: (x) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (y) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         15.2 SURVIVAL.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

         17.1 REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any payment or prepayment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 and 20.

         Notwithstanding the provisions of the immediately preceding paragraph, you and each Other Purchaser agrees, and each other holder of Notes by its acceptance of any Note shall be deemed to have agreed, to grant its written consent, promptly following the receipt of a written request by the Company for such consent, to any amendment of, or waiver with respect to (prospectively only), clause (ii) of Section 10.14(b), Section 10.15 or Section 10.16 in a manner consistent with any one or more amendments of, or waivers with respect to, the covenants in the Fleet/Chase Debt Facility that correspond to clause
(ii) of Section 10.14(b), Section 10.15 or Section 10.16, as the case may be (the "Fleet/Chase Equivalent Provisions"); PROVIDED that (A) the Company shall have delivered to each holder of Notes a copy of such amendment or waiver relating to the Fleet/Chase Debt Facility, together with a certificate of a Responsible Officer of the Company to the effect that such copy is true and complete and that such amendment or waiver relating to the Fleet/Chase Debt Facility has become effective in accordance with the terms of the Fleet/Chase Debt Facility and (B) the effect of the requested amendment or waiver relating to clause (ii) of Section 10,14(b), Section 10.15 or Section 10.16, as the case may be, shall be no less favorable (and no more onerous) to the holders of Notes than the corresponding amendment or waiver relating to the Fleet/Chase Debt Facility is to the banks that are parties thereto. In addition, if any or all of the Fleet/Chase Equivalent Provisions are deleted from the Fleet/Chase Debt Facility, or such facility is terminated and not replaced by a substantially similar facility containing provisions equivalent to the Fleet/Chase Equivalent Provisions, then one or more of clause (ii) of Section 10.14(b), Section 10.15 and Section 10.16, whichever shall correspond to the provisions eliminated from the Fleet/Chase Debt Facility (or all such Sections if the Fleet/Chase Debt Facility shall be terminated and not replaced, as stated above), shall be deemed to have been automatically deleted from this Agreement without the need for any action by the Company or the holders of the Notes.

         17.2 SOLICITATION OF HOLDERS OF NOTES.

                  (A) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (B) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         17.3 BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         17.4 NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Patrick G. Healy, Executive Vice President, Finance & Chief Financial Officer, telecopier: 203-629-8883, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given on the earlier of the date of actual receipt thereof or the third Business Day after such notice shall have been sent in the manner provided above.

19.      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that

                  (a) was publicly known or otherwise known to you prior to the time of such disclosure,

                  (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf,

                  (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or by any other holder of a
         Note if the disclosure of such Confidential Information to such other holder was made subject to this Section 20, or

                  (d) constitutes financial statements delivered to you under
         Section 7.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to

                  (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),

                  (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,

                  (iii) any other holder of any Note,

                  (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
         20),

                  (v) any Person from which you offer to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

                  (vi) any federal or state regulatory authority having jurisdiction over you,

                  (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or

                  (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

         22.1 SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         22.2 PAYMENTS DUE ON NON-BUSINESS DAYS; WHEN PAYMENTS DEEMED RECEIVED.

                  (A) PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                  (B) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 12:00 noon (local time of such bank).

         22.3 SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.4 CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary or where the context clearly would indicate otherwise) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision or where the context clearly would indicate otherwise) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.5 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         22.6 GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

         [Remainder of page intentionally blank. Next page is signature page.]

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                               Very truly yours,

                                               NFO WORLDWIDE, INC.


                                               By: /s/ D.J. Gorman
                                               -------------------
                                               Name:  D.J. Gorman
                                               Title: Assistant Secretary

The foregoing is hereby
agreed to as of the
date thereof.

[SEPARATELY EXECUTED BY EACH
  OF THE FOLLOWING PURCHASERS]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By: /s/ Diane Hom
-----------------
Name:  Diane Hom
Title: Director - Private Placements


THE CANADA LIFE ASSURANCE COMPANY

By: /s/ Brian J. Lynch
----------------------
Name:  Brian J. Lynch
Title: Treasurer, U.S.


CANADA LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Brian J. Lynch
----------------------
Name:  Brian J. Lynch
Title: Assistant Treasurer

CANADA LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ Brian J. Lynch
----------------------
Name:  Brian J. Lynch
Title: Assistant Treasurer


JACKSON NATIONAL LIFE INSURANCE COMPANY

BY: PPM AMERICA, INC., AS ATTORNEY IN FACT,
    ON BEHALF OF JACKSON NATIONAL LIFE INSURANCE COMPANY

By: /s/ James D. Young
----------------------
Name:  James D. Young
Title: MD


RELIASTAR UNITED SERVICES LIFE INSURANCE COMPANY

By: /s/ James V. Wittich
------------------------
Name:  James V. Wittich
Title: Assistant Treasurer


RELIASTAR LIFE INSURANCE COMPANY

By: /s/ James V. Wittich
------------------------
Name:  James V. Wittich
Title: Authorized Representative


NORTHERN LIFE INSURANCE COMPANY

By: /s/ James V. Wittich
------------------------
Name:  James V. Wittich
Title: Assistant Treasurer

NATIONAL LIFE INSURANCE COMPANY

By: /s/ R. Scott Higgins
------------------------
Name:  R. Scott Higgins
Title: Vice President
       National Life Insurance Management Co., Inc.


LIFE INSURANCE COMPANY OF THE SOUTHWEST

By: /s/ R. Scott Higgins
------------------------
Name:  R. Scott Higgins
Title: Vice President
       National Life Insurance Management Co., Inc.


CONNECTICUT GENERAL LIFE INSURANCE COMPANY
BY CIGNA INVESTMENTS, INC.

       By: /s/ James R. Kuzemchak
       --------------------------
       Name:  James R. Kuzemchak
       Title: Managing Director


CONNECTICUT GENERAL LIFE INSURANCE COMPANY, ON
BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
BY CIGNA INVESTMENTS, INC.

       By: /s/ James R. Kuzemchak
       --------------------------
       Name:  James R. Kuzemchak
       Title: Managing Director

                                   SCHEDULE B

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "ACQUISITION" means any transaction (including any merger or consolidation, but not including the formation of new Subsidiaries after the Closing Date) pursuant to which the Company or any of its Restricted Subsidiaries (a) acquires equity Securities (or warrants, options or other rights to acquire such Securities) of any Person, other than the Company or any Person which is then a Subsidiary, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person (other than a Subsidiary of the Company) a Restricted Subsidiary, or causes any such Person to be merged into or consolidated with the Company or any of its Restricted Subsidiaries, in any case pursuant to a merger, a purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding Securities, in exchange for such Securities, of cash or Securities of the Company or any of its Restricted Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person (other than a Subsidiary of the Company).

         "ACQUISITION AGREEMENT" means the Stock Purchase Agreement dated as of November 10, 1998 by and among the Company, NFO Europe (Deutschland), GMBH & Co. KG, a German limited partnership, as buyer, and the stockholders of Infratest, as sellers.

         "AFFILIATE" means at any time, and with respect to any Person,

                  (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and

                  (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate,

                                  Schedule B-1
         directly or indirectly, 10% or more of any class of voting or equity interests.

As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "AGREEMENT, THIS" is defined in Section 17.3.

         "ASSET DISPOSITION" means any Transfer except :

                  (a) any

                           (i) Transfer from a Restricted Subsidiary to the
                  Company or another Restricted Subsidiary, and

                           (ii) Transfer from the Company to a Restricted
                  Subsidiary,

         so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

                  (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or
         (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of the Restricted Subsidiaries or that is obsolete.

         "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a Sale-and-Leaseback Transaction, the present value of all Long Term Lease Rentals required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 7% PER ANNUM).

                                  Schedule B-2

         "BANGLADESH ACQUISITION" means the acquisition by the Company or one of its Subsidiaries, for an aggregate consideration not in excess of $225,000, of a 35% interest in the share capital of Somra Limited, a Bangladesh corporation.

         "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Connecticut, Illinois, Massachusetts, New York or the state in which you are located are required or authorized to be closed.

         "CAPITAL ASSETS" means all property and equipment of the Company and the Restricted Subsidiaries (after deducting any reserves applicable thereto) which would be shown as such on a consolidated balance sheet of such Persons prepared in accordance with GAAP.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "CAPITAL STOCK" means any class of capital stock, share capital or similar equity interest of a Person.

         "CLOSING" is defined in Section 3.

         "CLOSING DATE" is defined in Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMPANY" is defined in the introductory sentence of this Agreement.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

                                  Schedule B-3

         "CONSOLIDATED CURRENT DEBT" means all Current Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED FUNDED DEBT" means the sum of Consolidated Senior Funded Debt PLUS Consolidated Subordinated Funded Debt.

         "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP, PROVIDED that there shall be excluded:

                  (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

                  (b) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

                  (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary,

                  (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

                                  Schedule B-4

                  (e) any aggregate net gain, or any aggregate net loss, during such period arising from the sale, conversion, exchange or other disposition of Capital Assets,

                  (f) any gains resulting from any write-up of any assets, or any loss resulting from any write-down of any assets,

                  (g) any net gain from the collection of the proceeds of life insurance policies,

                  (h) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Restricted Subsidiary,

                  (i) any net income or gain, or any net loss, during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary items, or (iv) any discontinued operations or the disposition thereof,

                  (j) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

                  (k) any portion of such net income that cannot be freely converted into United States Dollars.

         "CONSOLIDATED NET WORTH" means, at any time,

                  (a) Consolidated Total Assets MINUS

                  (b) the total liabilities of the Company and the Restricted Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and the Restricted Subsidiaries as of such time prepared in accordance with GAAP.

         "CONSOLIDATED SENIOR FUNDED DEBT" means all Senior Funded Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED SUBORDINATED FUNDED DEBT" means all Subordinated Funded Debt of the Company and the Restricted

                                  Schedule B-5

Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED TOTAL ASSETS" means the total assets of the Company and the Restricted Subsidiaries that would appear on a consolidated balance sheet of such Persons prepared in accordance with GAAP.

         "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the SUM, without duplication, of:

                  (a) Consolidated Funded Debt;

                  (b) the amount of all deferred income tax liabilities of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP;

                  (c) all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries; and

                  (d) Consolidated Net Worth.

         "CURRENT DEBT" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from such date, PROVIDED that (a) Debt outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of one year or more and (b) Current Maturities of Funded Debt shall constitute Funded Debt and not Current Debt, even though such Debt by its terms matures on demand or within one year from such date.

         "CURRENT MATURITIES OF FUNDED DEBT" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

                                  Schedule B-6

         "DEBT" means, with respect to any Person, without duplication,

                  (a) its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; and

                  (d) any Guaranty of such Person with respect to liabilities of a type described in clauses (a) to (c), inclusive, hereof.

Without limitation of the foregoing, Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (c) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Any Person extending, renewing or refunding any Debt (other than Existing
Debt) shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

         "DEBT FACILITY" means any agreement pursuant to which the Company or a Restricted Subsidiary may incur Debt, as such agreement may be amended, modified, restated or replaced by another agreement providing for the incurrence of Debt by any such Person, except for any such amendment, modification, restatement or replacement that provides for an increase in the amount of Debt to an amount greater than that which could have been outstanding on the Closing Date.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means, with respect to the Notes of any Series, that rate of interest that is the greater of (i) 2% PER ANNUM above the Applicable Rate (as defined in the Notes) or (ii) 2% over the rate of interest publicly announced from time to time by The Chase Manhattan Bank in New York, New York (or its successor) as its "base" or "prime" rate.

                                  Schedule B-7

         "DOLLARS" OR "$" means lawful currency of the United States of America.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "EXCLUDED GUARANTIES" means (i) the Guaranties of the Restricted Subsidiaries issued on the Closing Date in respect of the Notes, the Existing Notes, the Subordinated Notes and the Debt under the Fleet/Chase Debt Facility,
(ii) any other Guaranties of Subsidiaries issued thereafter in respect of the Debt identified in the foregoing clause (i), (iii) Guaranties of any refinancing, replacement or renewal of such Debt so long as the aggregate principal amount of such Debt is not in excess of that outstanding or, in the case of the Fleet/Chase Debt Facility, available to be borrowed, immediately after giving effect to the sale of the Notes and the Subordinated Notes on the Closing Date and the holders of such Debt (other than any holders of Subordinated Funded Debt) are parties to the Sharing Agreement, and (iv) any Guaranties of Subsidiaries of the Existing Notes, the Subordinated Notes or the obligations of the Company under the Fleet/Chase Debt Facility if Guaranties of such Subsidiaries shall also have been issued in respect of the Notes pursuant to Section 9.7(a).

         "EXISTING CURRENT DEBT" means Existing Debt which is Current Debt.

                                  Schedule B-8

         "EXISTING DEBT" means

                  (a) Debt of the Company or any Restricted Subsidiary outstanding on the Closing Date and identified on Schedule 5.15 (or included in the aggregate amount set forth in Section 5.15), and any renewal, refinancing or replacement thereof so long as there shall be no increase in the principal amount of such Debt outstanding at the time of such renewal, refinancing or replacement;

                  (b) Debt incurred pursuant to a Debt Facility identified in
         Schedule 5.15 to which the Company or any Restricted Subsidiary is a party on the Closing Date (regardless of whether any Debt was outstanding thereunder on the Closing Date), so long as the aggregate amount of Debt so incurred at any time is not in excess of the maximum amount of Debt permitted to be incurred thereunder on the Closing Date (assuming satisfaction of all funding conditions on such date); and

                  (c) the Excluded Guaranties.

         "EXISTING NOTE PURCHASE AGREEMENT" means the separate Note Purchase Agreements, dated as of March 9, 1998, between the Company and each of the purchasers of the Company's 6.83% Senior Notes due March 1, 2008 issued thereunder (as amended, supplemented or restated from time to time).

         "EXISTING NOTES" means the Company's 6.83% Senior Notes due March 1, 2008 (as amended as of the date hereof and as amended, supplemented or restated from time to time).

         "EXISTING SENIOR FUNDED DEBT" means Existing Debt which is Senior Funded Debt.

         "EXISTING SUBORDINATED FUNDED DEBT" means Existing Debt which is Subordinated Funded Debt.

         "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "FLEET/CHASE DEBT FACILITY" means the Debt Facility evidenced by that certain Credit Agreement dated as of March

                                  Schedule B-9

9, 1998 among the Company, Fleet National Bank and The Chase Manhattan Bank, as co-agents, Fleet National Bank, as administrative agent, and the other banks party thereto, providing for a borrowing availability of up to $75 million.

         "FUNDED DEBT" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof. The amount of Funded Debt outstanding under any such revolving credit or similar agreement (including the Fleet/Chase Debt Facility) on any date shall be deemed to be the average daily amount outstanding under such facility during the period of 365 consecutive days ending on and including such date, and not the actual amount outstanding on such date; PROVIDED, HOWEVER, that, as used in the definitions of "Consolidated Senior Funded Debt" and "Consolidated Funded Debt," but only as such terms are used in Section 10.14, the amount of Funded Debt outstanding under any such revolving credit or similar agreement (including the Fleet/Chase Debt Facility) on any date shall be the actual amount outstanding on such date.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                           (i) the United States of America or any state or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or that asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                                  Schedule B-10

         "GUARANTOR" means, at any time, each Person (including, without limitation, each of the Initial Guarantors) that at such time is a Guarantor under a Guaranty Agreement.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "GUARANTY AGREEMENTS" shall mean each of the Guaranty Agreements executed by the Initial Guarantors pursuant to Section 4.14, and each of the other Guaranty Agreements executed and delivered from time to time pursuant to
Section 9.7, in each case as amended or supplemented from time to time.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be

                                  Schedule B-11
required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "IBH DEBT" means Debt of Infratest and its subsidiaries up to the maximum amount that may be incurred under the credit facilities to which Infratest is a party as of November 20, 1998.

         "INDEBTEDNESS" means, with respect to any Person, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                                  Schedule B-12

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Without limitation of the foregoing, Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through
(g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "INFRATEST" means Infratest Burke Aktiengesellschaft Holding, a German Aktiengesellschaft (stock corporation).

         "INFRATEST ACQUISITION" means the purchase and sale of all of the issued and outstanding shares of common stock of Infratest, as contemplated by the Acquisition Agreement.

         "INITIAL GUARANTORS" means each of Migliara/Kaplan Associates, Inc., NFO Research, Inc., Plog Research Inc., Prognostics Corp., PSI Holding Corp., and Ross-Cooper-Lund, Inc., each a Delaware corporation.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INTER-COMPANY DEBT" means Debt of the Company owing to any Wholly-Owned Restricted Subsidiary or Debt of any Restricted Subsidiary owing to the Company or one or more Wholly-Owned Restricted Subsidiaries.

         "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of the Restricted Subsidiaries in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise.

         "JUNIOR FINANCING CONDITION" means the receipt by the Company of net proceeds of at least $25,000,000 on or after November 20, 1998 from any combination of any one or more of (x) sales of the Company's Capital Stock, (y) sales of the Subordinated Notes, and (z) incurrence of Subordinated Funded Debt by the Company (i) with terms and conditions satisfactory to the Required Holders (as evidenced by their

                                  Schedule B-13
written acknowledgement) or (ii) with subordination provisions identical to those set forth in the Subordinated Note Purchase Agreement (except for minor language changes which do not have any substantive effect) and with a maturity no earlier, and a weighted average life to maturity no shorter, than the maturity and weighted average life to maturity of the Subordinated Notes).

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements to the extent that such arrangements affect control of the issuer of such stock or the payment of dividends by such issuer).

         "LONG TERM LEASE RENTALS" means, for a lease (other than a Capital Lease) arising from a Sale-and-Leaseback Transaction having a term (including terms of renewal or extension at the option of the lessor or the lessee, whether or not such option has been exercised) expiring more than two (2) years after the commencement of the initial term thereof, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee, EXCLUDING any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental)
(a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

         "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and

                                  Schedule B-14
the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "MEMORANDUM" is defined in Section 5.3.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any property by any Person, an amount equal to the DIFFERENCE of:

                  (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, MINUS

                  (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer, and all taxes arising on account of any gains in respect of such Transfer which are actually payable by such Person.

         "NOTES" is defined in Section 1.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "OTHER AGREEMENTS" is defined in Section 2.

         "OTHER PURCHASERS" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a trust, an unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) or other plan that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or

                                  Schedule B-15
any ERISA Affiliate may have any liability which is covered by Title IV of ERISA.

         "PREFERRED STOCK" means any class of Capital Stock of a Person that is preferred over any other class of Capital Stock of such Person as to the payment of dividends or other equity distributions or the payment of any amount upon liquidation or dissolution of such Person.

         "PRO FORMA CONSOLIDATED INTEREST EXPENSE" means, in respect of any period, all interest in respect of Debt of the Company and the Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, determined as if

                  (a) all Persons which became or ceased to be Restricted Subsidiaries during such period had become or ceased to be Restricted Subsidiaries on the first day of such period, and

                  (b) all acquisitions or dispositions of all or substantially all of the assets of any Person or Restricted Subsidiary which occurred during such period had occurred on the first day of such period (and all incurrences or retirements of Debt in connection with any such acquisition or disposition had occurred on such first day).

For purposes of this definition, in determining the interest that would have accrued during any period on Debt which bears a floating rate of interest, the interest rate in effect for all of such period shall be deemed to be the interest rate that would have been in effect on the first day of such period had such Debt been outstanding on such day.

         "PRO FORMA EBITDA" means, in respect of any period, Consolidated Net Income for such period PLUS, to the extent deducted in the determination thereof for such period, each of the following:

                  (a) Pro Forma Consolidated Interest Expense;

                  (b) all depreciation and amortization allowances and other non-cash expenses of the Company and the Restricted Subsidiaries; and

                  (c) all taxes imposed on or measured by income or excess profits;

                                  Schedule B-16
in each case determined as if (i) all Persons which became or ceased to be Restricted Subsidiaries during such period had become or ceased to be Restricted Subsidiaries on the first day of such period, (ii) all acquisitions or dispositions of all or substantially all of the assets of any Person or Restricted Subsidiary which occurred during such period had occurred on the first day of such period (and all incurrences or retirements of Debt in connection with any such acquisition or disposition had occurred on such first day), and (iii) all planned future reductions in the compensation paid during such period to the owners of the equity interests in any Person referred to in the foregoing clauses (i) and (ii) had been in effect on the first day of such period. For purposes of the immediately preceding clause (iii), a planned future reduction in the compensation of any such owner shall be deemed to mean the amount by which the salary and bonus payable to such owner in respect of the period for which Pro Forma EBITDA is to be determined (the "Reference Period") exceeds the salary and bonus the Company intends to pay such owner for the equivalent period immediately following the Reference Period, as evidenced by the written agreement of such owner.

         "PROPERTY OR PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PTE" is defined in Section 6.2(a).

         "QPAM EXEMPTION" is defined in Section 6.2(d).

         "QUALIFIED INSTITUTIONAL BUYER" means any Person who is a "qualified institutional buyer" within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

         "REQUIRED HOLDERS" means, at any time, the holder or holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "RESTRICTED INVESTMENTS" means all Investments except the following:

                                  Schedule B-17

                  (a) current assets arising from the sale of goods and services in the ordinary course of business of the Company and the Restricted Subsidiaries;

                  (b) Investments in the Company or one or more Restricted Subsidiaries in the ordinary course of business;

                  (c) Investments in any Person which, after giving effect to such transaction, would be a Restricted Subsidiary;

                  (d) advances to officers, directors and employees of the Company or any of the Restricted Subsidiaries for expenses incurred in the ordinary course of business of the Company or such Restricted Subsidiary;

                  (e) Investments in United States Governmental Securities;

                  (f) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank;

                  (g) Investments in debt obligations of issuers organized under the laws of the United States of America, any state thereof or the District of Columbia and rated "A" or better by S&P, "A2" or better by Moody's, or an equivalent rating by any other credit rating agency of recognized national standing;

                  (h) Investments in preferred stock of issuers organized under the laws of the United States of America, any state thereof or the District of Columbia and rated "A" or better by S&P, "A2" or better by Moody's, or an equivalent rating by any other credit rating agency of recognized national standing;

                  (i) Investments in obligations of any state of the United States of America, or any governmental subdivision of any such state, in each case rated "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing;

                  (j) Investments which are incurred in connection with transactions permitted by Section 10.10; and

                  (k) to the extent not included in the foregoing clauses (a) to
         (j), inclusive, cash and cash equivalents.

                                  Schedule B-18

         As of any date of determination, each Restricted Investment shall be valued at the greater of:

                           (x) the amount at which such Restricted Investment is
                  shown on the books of the Company or any of the Restricted Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                           (y) either

                                    (i) in the case of any Guaranty of the
                           obligation of any Person, the amount which the Company or any of the Restricted Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Restricted Subsidiary of any such payments, or

                                    (ii) in the case of any other Restricted
                           Investment, the excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of the Restricted Subsidiaries with respect thereto and (B) the cost thereof to the Company or the Restricted Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

                  As used in this definition of "Restricted Investments":

                           "ACCEPTABLE BANK" means any bank or trust company (i)
                  which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $50,000,000, and
                  (iii) which has outstanding senior unsecured Debt rated "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                           "MOODY'S" means Moody's Investors Service, Inc.

                           "S&P" means Standard & Poor's Ratings Group, a
                  division of McGraw-Hill, Inc.

                                  Schedule B-19

                           "UNITED STATES GOVERNMENTAL SECURITY" means any
                  direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "RESTRICTED SUBSIDIARY STOCK" means, with respect to any Person, the Capital Stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary owned by such Person.

         "SALE-AND-LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Company or any Restricted Subsidiary shall sell or transfer to any Person (other than the Company or a Restricted Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Restricted Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURITY" has the meaning set forth in section 2(1) of the Securities Act.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

         "SENIOR FUNDED DEBT" means (a) any Funded Debt of the Company (other than Subordinated Funded Debt) and (b) any Funded Debt of any Restricted Subsidiary.

         "SERIES" is defined in Section 1.

                                  Schedule B-20

         "SERIES A NOTES" is defined in Section 1(a).

         "SERIES B NOTES" is defined in Section 1(b).

         "SHARING AGREEMENT" means the Sharing Agreement, dated as of November 20, 1998, among the holders of the Notes, the Existing Notes, and the banks party to the Fleet/Chase Debt Facility.

         "SOURCE" is defined in Section 6.2.

         "SUBORDINATED FUNDED DEBT" means (x) the Subordinated Notes and any renewal, refinancing or replacement thereof on terms and conditions satisfactory to the Required Holders (as evidenced by their written acknowledgement) so long as there shall be no increase in the principal amount thereof outstanding at the time of such renewal, refinancing or replacement, (y) any unsecured Funded Debt issued in satisfaction of the Junior Financing Condition, and (z) any unsecured Funded Debt that is subordinated in right of payment or security to the Debt evidenced by the Notes on terms and conditions satisfactory to the Required Holders (as evidenced by their written acknowledgement).

         "SUBORDINATED NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of November 20, 1998, among the Company and the purchasers of the promissory notes issued thereunder (as amended, supplemented or restated from time to time in accordance with the last paragraph of Section 10.2).

         "SUBORDINATED NOTE PURCHASERS" means the purchasers of the Subordinated Notes.

         "SUBORDINATED NOTES" means the promissory notes issued under the Subordinated Note Purchase Agreement, as such notes may be amended, supplemented or restated from time to time (in accordance with the last paragraph of Section 10.2) other than any amendment that would increase the principal amount thereof above the principal amount outstanding as of the day of any such amendment.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and

                                  Schedule B-21
any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "SUCCESSOR CORPORATION" is defined in Section 10.10.

         "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Restricted Subsidiary Stock.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company designated as such by the Company by written notice to the holders of the Notes given within 5 Business Days of such designation, PROVIDED that, at the time of such designation,

                  (a) such Subsidiary does not own any Funded Debt or Capital Stock of the Company or any Restricted Subsidiary,

                  (b) no Default or Event of Default would exist, and

                  (c) the Company would be able to incur $1 of Funded Debt pursuant to both Section 10.1 and Section 10.2;

                                  Schedule B-22

PROVIDED FURTHER that such notice shall contain a statement to the effect that all conditions to such designation have been satisfied and shall set forth the calculations reasonably necessary to show satisfaction of the condition set forth in the foregoing clause (c). Any Subsidiary of the Company designated as an Unrestricted Subsidiary may not thereafter be a Restricted Subsidiary.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                                  Schedule B-23

                                                                     EXHIBIT 1-A

                          FORM OF SERIES A SENIOR NOTE

                               NFO WORLDWIDE, INC.

           ADJUSTABLE RATE SERIES A SENIOR NOTE DUE NOVEMBER 15, 2005

No. RA-                                                                   [Date]
$                                                                 PPN:  ________

         FOR VALUE RECEIVED, the undersigned, NFO WORLDWIDE, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _____________________, or registered assigns, the principal sum of ___________ DOLLARS ($__________) on November 15, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Applicable Rate from the date hereof, payable semi-annually on the first day of May and November in each year, commencing with the May 15 or November 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate PER ANNUM from time to time equal to the greater of (i) the Applicable Rate plus 2% PER ANNUM or (ii) 2% over the rate of interest publicly announced from time to time by The Chase Manhattan Bank in New York, New York (or its successor) as its "base" or "prime" rate. The Applicable Rate means 7.48% PER ANNUM unless the Company satisfies the Junior Financing Condition in which event the Applicable Rate shall be 7.18% PER ANNUM effective as of the first date that the Company satisfies the Junior Financing Condition on or prior to September 30, 1999. For the avoidance of doubt, if the Company does not satisfy the Junior Financing Condition on or prior to September 30, 1999, the Applicable Rate shall be 7.48% PER ANNUM at all times when any principal amount of this Note is outstanding. "JUNIOR FINANCING CONDITION" has the meaning set forth in the Note Purchase Agreements referred to below.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful

                                  Exhibit 1-A-1
money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of November 20, 1998 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representations set forth in Section 6.2 and in the second sentence of Section 6.1 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make- Whole Amount) and with the effect provided in the Note Purchase Agreements.

         THIS NOTE AND THE NOTE PURCHASE AGREEMENTS ARE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE- OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT

                                  Exhibit 1-A-2

WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH
STATE.

                                           NFO WORLDWIDE, INC.


                                           By:______________________________

                                              Name:
                                              Title:

                                  Exhibit 1-A-3

                                                                     EXHIBIT 1-B

                          FORM OF SERIES B SENIOR NOTE

                               NFO WORLDWIDE, INC.

           ADJUSTABLE RATE SERIES B SENIOR NOTE DUE NOVEMBER 15, 2008

No. RB-                                                                   [Date]
$                                                                 PPN:  ________

         FOR VALUE RECEIVED, the undersigned, NFO WORLDWIDE, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _____________________, or registered assigns, the principal sum of ___________ DOLLARS ($__________) on November 15, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Applicable Rate from the date hereof, payable semi-annually on the first day of May and November in each year, commencing with the May 15 or November 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate PER ANNUM from time to time equal to the greater of (i) the Applicable Rate plus 2% PER ANNUM or (ii) 2% over the rate of interest publicly announced from time to time by The Chase Manhattan Bank in New York, New York (or its successor) as its "base" or "prime" rate. The Applicable Rate means 7.82% PER ANNUM unless the Company satisfies the Junior Financing Condition in which event the Applicable Rate shall be 7.52% PER ANNUM effective as of the first date that the Company satisfies the Junior Financing Condition on or prior to September 30, 1999. For the avoidance of doubt, if the Company does not satisfy the Junior Financing Condition on or prior to September 30, 1999, the Applicable Rate shall be 7.82% PER ANNUM at all times when any principal amount of this Note is outstanding. "JUNIOR FINANCING CONDITION" has the meaning set forth in the Note Purchase Agreements referred to below.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful

                                  Exhibit 1-B-1
money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of November 20, 1998 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representations set forth in Section 6.2 and in the second sentence of Section 6.1 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         THIS NOTE AND THE NOTE PURCHASE AGREEMENTS ARE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT

                                  Exhibit 1-B-2

WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH
STATE.

                                           NFO WORLDWIDE, INC.


                                           By:______________________________

                                              Name:

                                              Title:

                                  Exhibit 1-B-3

                                                                    EXHIBIT 4.11

                      AMENDMENT TO NOTE PURCHASE AGREEMENT

         THIS AMENDMENT dated as of November 20, 1998 (the "Amendment") to the separate Note Purchase Agreements dated as of March 9, 1998, is among NFO Worldwide, Inc. (the "Company") and each of the institutions which is a signatory to this Amendment (collectively, the "Noteholders").

                                    RECITALS:

         A. The Company and each of the Noteholders have heretofore entered into separate Note Purchase Agreements dated as of March 9, 1998 (collectively, as in effect immediately prior to this Amendment, the "Note Purchase Agreement"). The Company has heretofore issued $40,000,000 aggregate principal amount of its 6.43% Senior Notes due March 1, 2008 (the "Notes") pursuant to the Note Purchase Agreement. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

         B. The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

         C. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a legal, valid and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.  AMENDMENTS.

         1.1 Each reference in the Note Purchase Agreement and the Notes to "6.43%" is hereby deleted and there is inserted in lieu thereof "6.83%". Interest on the Notes shall accrue at the rate of 6.43% PER ANNUM through November 20, 1998 and shall accrue at the rate of 6.83% PER ANNUM commencing on and including November 20, 1998. The Notes that are currently outstanding shall bear interest at the new interest rate without any need to surrender or exchange such Notes for new Notes bearing the new interest rate; PROVIDED, however, that the form of any Note issued after November 20, 1998 shall reflect the new interest rate of 6.83% PER ANNUM.

         1.2 "FINANCIAL AND BUSINESS INFORMATION - ERISA MATTERS," Section 7.1(e)(i), is hereby amended by replacing the reference to "section 4043(b)" with "section 4043(c)."

         1.3 "INFORMATION AS TO COMPANY" Section 7.1(h) is hereby amended by adding the following after "the Company or any of its Subsidiaries":

         (including, without limitation, information regarding the impact of the occurrence of the year 2000 on the Company and its Subsidiaries and plans of the Company to address any such impact)

         1.4 "OFFICER'S CERTIFICATE - COVENANT COMPLIANCE," Section 7.2(a), is hereby amended by adding "and Section 10.14 through Section 10.16, inclusive," after the words "requirements of Sections 10.1 through 10.12, inclusive," and by deleting the words ",other than Section 10.8.".

         1.5 "NO OTHER OPTIONAL PREPAYMENTS OR PURCHASE OF NOTES" Section 8.5 is hereby amended in its entirety to read as follows:

                  The Company will not prepay (whether directly or indirectly by purchase, redemption or other acquisition) any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Section 8 or upon an acceleration of the maturity of the Notes pursuant to Section 12 or (b) pursuant to an offer to purchase made by the Company pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (except for such differences in the offering price that may be attributable to the calculation of the Make-Whole Amount or the payment of accrued interest, it being understood that such differences will arise solely from the different amortization schedules and interest rates applicable to the two Series of Notes). Any such offer (i) need not comply with the other provisions of this Section 8 (including, without limitation, the requirement to pay any Make-Whole Amount), (ii) shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and (iii) shall remain open for at least 10 Business Days. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Section 8 and no Notes may be issued in substitution or exchange for any such Notes.

         1.6 The following shall be added as a new Section 9.7 of the Note Purchase Agreement:

                  9.7 ADDITIONAL GUARANTY AGREEMENTS; RELEASE OF GUARANTY
                      AGREEMENTS.

                  (A) ADDITIONAL GUARANTIES. The Company will cause each Subsidiary that at any time becomes liable in respect of any Guaranty of any of the Company's obligations under the Fleet/Chase Debt Facility on or after November 20, 1998 to become (simultaneously or prior to becoming liable in respect of such Guaranty of any of the obligations under the Fleet/Chase Debt Facility) a Guarantor in respect of this Agreement, the Other Agreements and the Notes by executing and delivering to each holder of Notes a Guaranty Agreement in the form set out in Exhibit 9.7(a).

                  (B) RELEASE OF GUARANTIES. Simultaneously with the release of any Subsidiary's Guaranty of the Company's obligations under the Fleet/Chase Debt Facility, such Subsidiary's Guaranty of the Notes shall be deemed to have been released, it being understood that such Subsidiary's Guaranties of the Company's obligations under the Subordinated Notes and the Adjustable Rate Notes shall be released at the same time. The holders of the Notes shall take such action as shall be reasonably requested by the Company to effect such release.

Annex 1 is hereby added to the Note Purchase Agreement as Exhibit 9.7(a).

         1.7 "SENIOR FUNDED DEBT," Section 10.1 is hereby amended by adding "(and without duplication)" to the first paragraph thereof after the words "giving effect thereto and to the application of the proceeds thereof".

         1.8 "SUBORDINATED FUNDED DEBT," Section 10.2, is hereby amended by amending in its entirety the language preceding clause (a) of such Section as follows:

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Subordinated Funded Debt, other than Existing Subordinated Funded Debt, the Subordinated Notes, Inter-Company Debt and Swaps, unless, immediately after giving effect thereto and to the application of the proceeds thereof (and without duplication),

         In addition, the following paragraph is hereby added to the end of
Section 10.2:

                  The Company will not directly or indirectly, without the written consent of the Required Holders, (i) amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of Section 13 of the Subordinated Note Purchase Agreement, (ii) increase the interest rate, or change the amortization schedule, applicable to the Subordinated Notes as in effect immediately after the consummation of the sale thereof or (iii) repurchase, redeem or voluntarily prepay in whole or in part, any principal, interest or other amounts payable in respect of the Subordinated Notes, or take any action, or set aside any reserve, in furtherance of the foregoing, it being understood that (subject to said Section 13) the foregoing shall not prohibit any scheduled or other required payment of principal or interest. Notwithstanding the foregoing, the Company may, without the consent of any holder of Notes, voluntarily prepay the Subordinated Notes with the proceeds of a Capital Stock offering at any time before May 19, 2000. This paragraph shall also apply to equivalent actions proposed to be taken in connection with any Funded Debt issued in satisfaction of the Junior Financing Condition.

         1.9 "INTEREST COVERAGE RATIO," Section 10.4, is hereby amended in its entirety to read as follows:

                  The Company will not permit the ratio of (x) Pro Forma EBITDA for any period of four consecutive fiscal quarters of the Company to
         (y) Pro Forma Consolidated Interest Expense for such period to be less than 2.5 to 1.0.

         1.10 "LIENS," Section 10.5 is hereby amended by deleting the words "the Closing Date" and inserting in lieu thereof the words "November 20, 1998."

         1.11 "LIENS," Section 10.5, is hereby amending in its entirety paragraph (d) thereof to read as follows:

                  (d) (i) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4, and

                           (ii) Liens arising solely by virtue of any statutory
                  or common law provisions or, in the case of Infratest or any of its subsidiaries, Liens arising by virtue of any deposit agreement, in each case relating to bankers' Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, PROVIDED that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board (or, in the case of Infratest, applicable German statutes or regulations);

         1.12 "LIENS," Section 10.5, is hereby amended by amending in its entirety paragraph (h) thereof to read as follows:

                  (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary, or immediately prior to its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), PROVIDED that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired;

         1.13 "LIENS," Section 10.5, is hereby amended by amending clause (ii) of paragraph (j) in its entirety to read as follows:

                           (ii) the aggregate amount of unsecured Debt of all
                  Restricted Subsidiaries, including, without limitation, the IBH Debt, (other than any such Debt owing to the Company or other Restricted Subsidiaries) shall not exceed 15% of Consolidated Total Capitalization.

         1.14 "RESTRICTED SUBSIDIARY DEBT," Section 10.6 is hereby amended in its entirety to read:

                  The Company will not at any time permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise be or become directly or indirectly liable with respect to, any Debt, other than (x) Debt owing to any other Restricted Subsidiary or to the Company (including any Guaranty of any Debt of any Restricted Subsidiary) and (y) the Excluded Guaranties, unless (without duplication)

                           (a) the aggregate amount of unsecured Debt of all
                  Restricted Subsidiaries, including, without limitation, the IBH Debt outstanding at such time (other than (i) any such Debt owing to the Company or Restricted Subsidiaries and (ii) the Excluded Guaranties), outstanding at such time, PLUS

                           (b) the aggregate amount of obligations secured by
                  Liens permitted pursuant to Section 10.5(j) outstanding at such time,

         does not exceed 15% of Consolidated Total Capitalization determined at such time.

         1.15 "CONSOLIDATED NET WORTH," Section 10.7, is hereby amended in its entirety to read as follows:

                  The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $95,000,000 PLUS (b) an aggregate amount equal to 50% of Consolidated Net Income (but only if a positive number) for each completed fiscal quarter as of such time beginning with the fiscal quarter ending December 31, 1998.

         1.16 "SALE-AND-LEASEBACK TRANSACTIONS," Section 10.8, is hereby amended in its entirety to read as follows:

                  The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-and- Leaseback Transaction, unless, immediately after giving effect thereto, the aggregate amount of all Attributable Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis, would not exceed $5,000,000.

         1.17 "SALE OF ASSETS, ETC.," Section 10.11, is hereby amended by deleting the words "occurring in the period of 12 consecutive calendar months then most recently ended" in paragraph (a)(iii) and replacing them with the words "occurring in the period of 365 days ending with and including the date of such Asset Disposition", and by adding the words "(c) hereof, but excluding any transaction permitted by Section 10.10(b)" to Section 10.11(b) immediately following the words "consolidation or other transaction specified in Section 10.10".

         This Section is further amended by adding the following paragraph at the end of Section 10.11:

                  (C) RELEASE OF GUARANTEES OF SUBSIDIARIES. If, with respect to any Subsidiary that is a Guarantor,

                           (i) all of the Company's and any Restricted
                  Subsidiary's Capital Stock or other equity ownership interests in such Guarantor is Transferred (including by way of a merger) to a Person other than the Company or a Restricted Subsidiary in accordance with the requirements of this Section 10.11,

                           (ii) such Guarantor engages in a transaction
                  permitted by Section 10.10(c) with any such Person and the surviving Person or transferee is not a Subsidiary, or

                           (iii) such Guarantor sells all or substantially all
                  of its assets to another

                  Subsidiary or the Company and, in the case of a sale to another Subsidiary, such other Subsidiary becomes a Guarantor by executing a Guaranty Agreement,

         then the Company may elect to cause the withdrawal of the Guaranty Agreement of such Guarantor. Such election may be exercised if (A) no Default or Event of Default exists, and (B) such Guarantor has no Guaranty obligation in respect of any Debt under the Fleet/Chase Debt Facility, the Adjustable Rate Notes or the Subordinated Notes (except any such obligation which is being released simultaneously with the release of such Guaranty Agreement), and if a Senior Financial Officer of the Company certifies in writing to each holder of Notes that the conditions specified in the foregoing clauses (A) and (B) have been satisfied. Thereafter, the Guaranty Agreement of such Guarantor shall be terminated, null and void and without effect, and, upon request of the Company and in reliance on the accuracy of the Company's written certification, each holder of Notes shall acknowledge such termination.

         1.18 "TRANSACTIONS WITH AFFILIATES," Section 10.13 is hereby amended by deleting the first word of the Section and inserting in its place "Except as set forth in Schedule 10.13, the". Annex 2 attached hereto is hereby added to the Note Purchase Agreement as Schedule 10.13.

         1.19 The following shall be added as a new Section 10.14 of the Note Purchase Agreement:

         10.14 LEVERAGE RATIOS.

                  (A) SENIOR LEVERAGE RATIO. The Company will not permit the ratio of (x) Consolidated Senior Funded Debt, determined at the end of any fiscal quarter of the Company, to (y) Pro Forma EBITDA for the period of four consecutive fiscal quarters of the Company ending with, and including, such fiscal quarter to be greater than (i) 3.50 to 1.0 at any time of determination on or before the first to occur of satisfaction of the Junior Financing Condition or September 29, 1999 and (ii) 3.25 to 1.0 at any time of determination after the first to occur of such event or date.

                  (B) TOTAL LEVERAGE RATIO. The Company will not permit the ratio of (x) Consolidated Funded Debt, determined at the end of any fiscal quarter of the Company, to (y) Pro Forma EBITDA for the period of four consecutive fiscal quarters of the Company ending with, and including, such fiscal quarter to be greater than (i) 3.75 to 1.0 at any time on or before December 31, 1999 and (ii) 3.50 to 1.0 at any time thereafter."

         1.20 The following shall be added as a new Section 10.15 of the Note Purchase Agreement:

         10.15. LIMIT ON ACQUISITIONS.

                  The Company will not, and will not permit any Restricted Subsidiary to, make any Acquisition (other than the Bangladesh Acquisition) until the first to occur of satisfaction of the Junior Financing Condition or October 1, 1999. Thereafter, the Company will not, and will not permit any Restricted Subsidiary to, make any Acquisition, unless:

                           (a) no Default or Event of Default exists or would
                  result from such Acquisition;

                           (b) the Person or assets acquired, as the case may
                  be, involve substantially the same or a similar line of business as that engaged in by the Company and its Restricted Subsidiaries;

                           (c) the Company demonstrates that, on a consolidated
                  basis with the Person and/or assets to be acquired, in accordance with GAAP, the Company would have been in compliance with Sections 10.4, 10.7, 10.14(a) and 10.14(b) on a trailing four quarters PRO FORMA basis as of the last day of the then most recently completed fiscal quarter of the Company; and

                           (d) the aggregate amount expended by the Company and
                  its Restricted Subsidiaries, whether in cash, Securities or other property, for all Acquisitions permitted hereunder within any one calendar year does not exceed $20,000,000 or its equivalent in other currencies.

         1.21 The following shall be added as a new Section 10.16 of the Note Purchase Agreement:

         10.16. IBH DEBT.

                  The Company will not permit the IBH Debt to be renewed, replaced, extended or refinanced and shall not permit the maximum aggregate principal amount thereof which may be outstanding at any time to exceed the sum of (x) 68,000,000 Deutsche Marks and (y) $10,000,000 (or the equivalent thereof in other currencies).

         1.22 "EVENTS OF DEFAULT," Section 11(c), is hereby amended by adding after the words "any of Sections 10.1 through 10.12, inclusive," the words "Section 10.14 through Section 10.16, inclusive,".

         1.23 "EVENTS OF DEFAULT," Section 11(f), is hereby amended by (a) deleting "$1,000,000" in each place that it appears and replacing it with "$2,000,000", (ii) replacing "; or" with ", or" at the end of clause (f)(iii), and adding a new clause (iv) to read as follows:

                  "(iv) the Company is in default in the performance of or compliance with any term of the Indebtedness evidenced by the Subordinated Notes or of the Subordinated Note Purchase Agreements, or of any other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or"

         1.24 "EVENTS OF DEFAULT," Section 11(i), is hereby amended by deleting "$500,000" and replacing it with "$1,000,000".

         1.25 "EVENTS OF DEFAULT," Section 11(j) is hereby amended in its entirety as follows:

                  (j) except as otherwise specifically permitted by this Agreement (including, without limitation, Sections 9.7(c) and 10.11(c)) or the Guaranty Agreement,

                           (i) any of the Guaranty Agreements shall cease to be
                  in full force and effect or shall be
                  declared by a court or Governmental Authority of competent jurisdiction to be void or unenforceable against the Guarantor thereunder,

                           (ii) the validity or enforceability of any of the
                  Guaranty Agreements against the Guarantor thereunder shall be contested by such Guarantor, the Company or any Person owning, directly or indirectly, a majority of the common stock of the Company, or

                           (iii) any Guarantor, the Company or any such Person
                  identified in clause (ii) of this Section 11(j) shall deny that such Guarantor has any further liability or obligation under such Guarantor's Guaranty Agreement; or

         1.26 "EVENTS OF DEFAULT," Section 11(k)(iii) is hereby amended by deleting the sum of "$5,000,000" and replacing it with "$6,000,000."

         1.27 "REQUIREMENTS," Section 17.1, is hereby amended by adding at the end thereof the following paragraph:

                  Notwithstanding the provisions of the immediately preceding paragraph, you and each Other Purchaser agrees, and each other holder of Notes by its acceptance of any Note shall be deemed to have agreed, to grant its written consent, promptly following the receipt of a written request by the Company for such consent, to any amendment of, or waiver with respect to (prospectively only), clause (ii) of Section 10.14(b), Section 10.15 or Section 10.16 in a manner consistent with any one or more amendments of, or waivers with respect to, the covenants in the Fleet/Chase Debt Facility that correspond to clause
         (ii) of Section 10.14(b), Section 10.15 or Section 10.16, as the case may be (the "Fleet/Chase Debt Equivalent Provisions"); PROVIDED that
         (A) the Company shall have delivered to each holder of Notes a copy of such amendment or waiver relating to the Fleet/Chase Debt Facility, together with a certificate of a Responsible Officer of the Company to the effect that such copy is true and complete and that such amendment or waiver relating to the Fleet/Chase Debt Facility has become effective in accordance with the terms of the

         Fleet/Chase Debt Facility and (B) the effect of the requested amendment or waiver relating to clause (ii) of Section 10.14(b), Section 10.15 or
         Section 10.16, as the case may be, shall be no less favorable (and no more onerous) to the holders of Notes than the corresponding amendment or waiver relating to the Fleet/Chase Debt Facility is to the banks that are parties thereto. In addition, if any or all of the Fleet/Chase Equivalent Provisions are deleted from the Fleet/Chase Debt Facility, or such facility is terminated and not replaced by a substantially similar facility containing provisions equivalent to the Fleet/Chase Equivalent Provisions, then one or more of clause (ii) of Section 10.14(b), Section 10.15 and Section 10.16, whichever shall correspond to the provisions eliminated from the Fleet/Chase Debt Facility (or both such Sections if the Fleet/Chase Debt Facility shall be terminated and not replaced, as stated above), shall be deemed to have been automatically deleted from this Agreement without the need for any action by the Company or the holders of the Notes.

         1.28 The definition of "BUSINESS DAY" in Schedule B to the Note Purchase Agreement is hereby amended by deleting the word "Wisconsin" and replacing it with "New York or the state in which you are located".

         1.29 The definition of "EXISTING DEBT" in Schedule B to the Note Purchase Agreement is hereby amended in its entirety to read as follows:

                  "EXISTING DEBT" means,

                  (a) Debt of the Company or any Restricted Subsidiary outstanding on November 20, 1998 and identified on Schedule 5.15 (or included in the aggregate amount set forth in Section 5.15), and any renewal, refinancing or replacement thereof so long as there shall be no increase in the principal amount of such Debt outstanding at the time of such renewal, refinancing or replacement;

                  (b) Debt incurred pursuant to a Debt Facility identified in
         Schedule 5.15 to which the Company or any Restricted Subsidiary is a party on November 20, 1998 (regardless of whether any Debt was outstanding thereunder on November 20, 1998), so long as the aggregate amount of Debt so incurred at any time is not in excess of the maximum amount of Debt permitted to be incurred thereunder on November 20, 1998 (assuming satisfaction of all funding conditions on such date); and

                  (c) the Excluded Guaranties.

Schedule 5.15 to the Note Purchase Agreement is hereby amended in its entirety to read as set forth in Annex 3 hereto.

         1.30 The definition of "FUNDED DEBT" in Schedule B to the Note Purchase Agreement is hereby amended in its entirety to read as follows:

                  "FUNDED DEBT" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof. The amount of Funded Debt outstanding under any such revolving credit or similar agreement (including the Fleet/Chase Debt Facility) on any date shall be deemed to be the average daily amount outstanding under such facility during the period of 365 consecutive days ending on and including such date, and not the actual amount outstanding on such date; PROVIDED, HOWEVER, that, as used in the definitions of "Consolidated Senior Funded Debt" and "Consolidated Funded Debt," but only as such terms are used in
         Section 10.14, the amount of Funded Debt outstanding under any such revolving credit or similar agreement (including the Fleet/Chase Debt Facility) on any date shall be the actual amount outstanding on such date.

         1.31 The definition of "RESTRICTED INVESTMENTS" in Schedule B to the Note Purchase Agreement is hereby amended by deleting the word "corporation" in subsection (c) and replacing it with the word "Person," and by adding the words "of issuers" after the words "Investments in debt obligations" in subsection (g) thereof. This definition is further amended by (1) deleting the subsection headings (f), (g), (h), (i), (j), (k), and (l) which currently follow subsection (d) thereof, and replacing them with subsections (e), (f), (g), (h), (i), (j), and (k), respectively and (2) amending subsection (k) to read in its entirety as follows:

                  (k) to the extent not included in the foregoing clauses (a) to
         (j), inclusive, cash and cash equivalents.

         1.32 The definition of "SUBORDINATED FUNDED DEBT" in Schedule B to the Note Purchase Agreement is hereby amended in its entirety to read as follows:

                  "SUBORDINATED FUNDED DEBT" means (x) the Subordinated Notes and any renewal, refinancing or replacement thereof on terms and conditions satisfactory to the Required Holders (as evidenced by their written acknowledgement) so long as there shall be no increase in the principal amount thereof outstanding at the time of such renewal, refinancing or replacement, (y) any unsecured Funded Debt issued in satisfaction of the Junior Financing Condition, and (z) any unsecured Funded Debt that is subordinated in right of payment or security to the Debt evidenced by the Notes on terms and conditions satisfactory to the Required Holders (as evidenced by their written acknowledgment).

         1.33 The following definitions are hereby added, in the appropriate alphabetical order, to Schedule B to the Note Purchase Agreement:

                  "ACQUISITION" means any transaction (including any merger or consolidation, but not including the formation of new Subsidiaries after November 20, 1998) pursuant to which the Company or any of its Restricted Subsidiaries (a) acquires equity Securities (or warrants, options or other rights to acquire such Securities) of any Person other than the Company or any Person which is then a Subsidiary, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person (other than a Subsidiary of the Company) a Restricted Subsidiary, or causes any such Person to be merged into or consolidated with the Company or any of its Restricted Subsidiaries, in any case pursuant to a merger, a purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding Securities, in exchange for such Securities, of cash or Securities of the Company or any of its Restricted Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person (other than a Subsidiary of the Company).

                  "ACQUISITION AGREEMENT" means the Stock Purchase Agreement dated as of November 10, 1998 by and among the Company, NFO-Europe (Deutschland), GMBH & Co. KG, a German limited partnership, as buyer, and the stockholders of Infratest, as sellers.

                  "ADJUSTABLE RATE NOTES" means the Company's Adjustable Rate Series A Senior Notes due November 15, 2005 and Adjustable Rate Series B Senior Notes due November 15, 2008 (as amended, supplemented or restated from time to time).

                  "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a Sale-and-Leaseback Transaction, the present value of all Long Term Lease Rentals required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 7% PER ANNUM).

                  "BANGLADESH ACQUISITION" means the acquisition by the Company or one of its Subsidiaries, for an aggregate consideration not in excess of $225,000, of a 35% interest in the share capital of Somra Limited, a Bangladesh corporation.

                  "DOLLARS" OR "$" means lawful currency of the United States of America.

                  "EXCLUDED GUARANTIES" means (i) the Guaranties of the Restricted Subsidiaries issued on November 20, 1998 in respect of the Notes, the Adjustable Rate Notes, the

         Subordinated Notes and the Debt under the Fleet/Chase Debt Facility,
         (ii) any other Guaranties of Subsidiaries issued thereafter in respect of the Debt identified in the foregoing clause (i), (iii) Guaranties of any refinancing, replacement or renewal of such Debt so long as the aggregate principal amount of such Debt is not in excess of that outstanding or, in the case of the Fleet/Chase Debt Facility, the commitment amount, immediately after giving effect to the sale of the Notes and the Subordinated Notes on November 20, 1998 and the holders of such Debt (other than any holders of Subordinated Funded Debt) are parties to the Sharing Agreement, and (iv) any Guaranties of Subsidiaries of the Adjustable Rate Notes, the Subordinated Notes or the obligations of the Company under the Fleet/Chase Debt Facility if Guaranties of such Subsidiaries shall also have been issued in respect of the Notes pursuant to Section 9.7(a).

                  "EXISTING SUBORDINATED FUNDED DEBT" means Existing Debt which is Subordinated Funded Debt.

                  "GUARANTOR" means, at any time, each Person (including, without limitation, each of the Initial Guarantors) that at such time is a Guarantor under a Guaranty Agreement.

                  "GUARANTY AGREEMENTS" shall mean each of the Guaranty Agreements executed by the Initial Guarantors pursuant to Section 4.14, and each of the other Guaranty Agreements executed and delivered from time to time, pursuant to Section 9.7, in each case as amended or supplemented from time to time.

                  "IBH DEBT" means Debt of Infratest up to the maximum amount that may be incurred under the credit facilities to which Infratest is a party as of November 20, 1998.

                  "INFRATEST" means Infratest Burke Aktiengesellschaft Holding, a German Aktiengesellschaft (stock corporation).

                  "INFRATEST ACQUISITION" means the purchase and sale of all of the issued and outstanding shares of common stock of Infratest as contemplated by the Acquisition Agreement.

                  "INITIAL GUARANTORS" means each of Migliara/Kaplan Associates, Inc., NFO Research, Inc., Plog Research Inc., Prognostics Corp., PSI Holding Corp., and Ross-Cooper-Lund, Inc., each a Delaware corporation.

                  "JUNIOR FINANCING CONDITION" means the receipt by the Company of net proceeds of at least $25,000,000 on or after November 20, 1998 from any combination of any one or more of (x) sales of the Company's Capital Stock, (y) sales of the Subordinated Notes, and (z) incurrence of Subordinated Funded Debt by the Company (i) with terms and conditions satisfactory to the Required Holders (as evidenced by their written acknowledgment) or (ii) with subordination provisions identical to those set forth in the Subordinated Note Purchase Agreement (except for minor language changes which do not have any substantive effect), and with a maturity no earlier, and a weighted average life to maturity no shorter, than the maturity and weighted average life to maturity of the Subordinated Notes).

                  "LONG TERM LEASE RENTALS" means, for a lease (other than a Capital Lease) arising from a Sale-and- Leaseback Transaction having a term (including terms of renewal or extension at the option of the lessor or the lessee, whether or not such option has been exercised) expiring more than two (2) years after the commencement of the initial term thereof, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee, EXCLUDING any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

                  "SHARING AGREEMENT" means the Sharing Agreement, dated as of

         November 20 1998, among the holders of the Notes, the Adjustable Rate Notes, and the banks party to the Fleet/Chase Debt Facility.

                  "SUBORDINATED NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of November 20, 1998, among the Company and the purchasers of the promissory notes issued thereunder (as amended, supplemented or restated from time to time in accordance with the last paragraph of Section 10.2).

                  "SUBORDINATED NOTE PURCHASERS" means the purchasers of the Subordinated Notes.

                  "SUBORDINATED NOTES" means the promissory notes issued under the Subordinated Note Purchase Agreement, as such notes may be amended, supplemented or restated from time to time (in accordance with the last paragraph of Section 10.2) other than any amendment that would increase the principal amount thereof above the principal amount outstanding as of the day of any such amendment.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         To induce the Noteholders to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), the Company represents and warrants to the Noteholders that:

                  (a) this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (b) the Note Purchase Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (c) the execution, delivery and performance by the Company of this Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Fleet/Chase Debt Facility, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this paragraph (c); and

                  (d) as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 3.  PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

         The Company agrees to pay upon demand the reasonable fees and expenses of Hebb & Gitlin, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Amendment.

SECTION 4.  DELIVERY OF GUARANTY AGREEMENT.

         The Company agrees to deliver to each of the Noteholders, concurrently with the effectiveness of this Amendment, a counterpart of each of the Guaranty Agreements, duly executed and delivered by each of the Initial Guarantors, substantially in the form of Annex 1 to this Amendment, and such Guaranty Agreements shall be in full force and effect.

SECTION 5.  MISCELLANEOUS.

         5.1 This Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

         5.2 The descriptive headings of the various Sections of parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         5.3 This Amendment shall be governed by and construed in accordance with the law of the State of New York.

         [The remainder of this page is intentionally left blank]

         5.4 This Amendment constitutes a contract between us for the uses and purposes hereinabove set forth, and may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                                               NFO WORLDWIDE, INC.


                                               By:
                                               -------------------
                                               Name:
                                               Title:

Accepted and Agreed to:

[Name of Purchaser]

                                                                         ANNEX 1

                                 EXHIBIT 9.7(A)
                           FORM OF GUARANTY AGREEMENT

                               GUARANTY AGREEMENT

         GUARANTY AGREEMENT (this "Guaranty Agreement") dated as of November 20, 1998 made by the undersigned (the "Guarantor"), in favor of the holders of the following promissory notes issued by NFO Worldwide, Inc. (the "Company"): (i) the 6.83% Senior Notes due March 1, 2008 (the "6.83% Notes") issued pursuant to the several Note Purchase Agreements, dated as of March 9, 1998 (as amended from time to time, collectively, the "March Note Purchase Agreement"), and (ii) (a) the Adjustable Rate Series A Senior Notes due November 15, 2005 (the "Series A Notes") and (b) the Adjustable Rate Series B Senior Notes due November 15, 2008 (the "Series B Notes" and, together with the Series A Notes and the 6.83% Notes, the "Notes"), each such series being issued pursuant to the several Note Purchase Agreements, dated as of November 20, 1998 (as amended from time to time, collectively, the "November Note Purchase Agreement" and, together with the March Note Purchase Agreement, the "Note Purchase Agreements").

                             PRELIMINARY STATEMENTS:

         WHEREAS, the terms used herein have the respective meanings ascribed thereto in the March Note Purchase Agreement and the November Note Purchase Agreement (unless otherwise defined herein);

         WHEREAS, the November Note Purchase Agreement provides, INTER ALIA, for the Company to obtain unsecured Funded Debt in order to acquire a new Subsidiary pursuant to the terms of the documents heretofore delivered to the November Note purchasers in connection with the Infratest Acquisition;

         WHEREAS, the March Note Purchase Agreement is being amended (the "March Note Purchase Agreement Amendment"), contemporaneously with the closing under the November Note Purchase Agreement, in order to conform the covenants in both note purchase agreements;

         WHEREAS, the Guarantor is a Subsidiary of the Company and is financially interested in its affairs and it is a condition to (i) the purchasers of the Series A Notes and the Series B Notes entering into the November Note Purchase Agreement, and (ii) the holders of the 6.83% Notes entering into the March Note Purchase Agreement Amendment (such purchasers and holders being referred to, collectively, as the "Noteholders"), that this Guaranty is being executed and delivered to the Noteholders.

         NOW, THEREFORE, in consideration of the foregoing, the Guarantor agrees as follows:

SECTION 1.  GUARANTY OF PAYMENT.

         The Guarantor absolutely, unconditionally and irrevocably guarantees to the Noteholders the punctual payment of all sums now owing or which may in the future be owing by the Company under the Note Purchase Agreements and the Notes, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the "Guaranteed Obligations"). The Guaranteed Obligations include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Note Purchase Agreements and the Notes. This Guaranty is a guaranty of payment and not of collection only. None of the Noteholders shall be required to exhaust any right or remedy or take any action against the Company or any other person or entity or any collateral. The Guarantor agrees that, as between the Guarantor and the Noteholders, the Guaranteed Obligations may be declared to be due and payable for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Company and that, in the event of a declaration or attempted declaration, the Guaranteed Obligations shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.

SECTION 2.  GUARANTY ABSOLUTE.

         The Guarantor guarantees that the Guaranteed Obligations shall be paid strictly in accordance with the terms of the Note Purchase Agreements and the Notes. The liability of the Guarantor under this Guaranty is absolute, irrevocable and unconditional irrespective of: (a) any changes in the time, manner or place of payment of, or in any other term of, all or any of the Note Purchase Agreements, the Notes or Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of any of the Note Purchase Agreements, the Notes or the Guaranteed Obligations; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any security interest, for all or any of the Note Purchase Agreements, the Notes or the Guaranteed Obligations; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any of the Note Purchase Agreements, the Notes or the Guaranteed Obligations; (d) without being limited by the foregoing, any lack of validity or enforceability of any of the Note Purchase Agreements, the Notes or the Guaranteed Obligations; or (e) any other defense whatsoever which might constitute a defense available to, or discharge of, the Company or a guarantor (other than that the Guaranteed Obligations have been Fully Satisfied, as defined below).

SECTION 3.  GUARANTY IRREVOCABLE.

         This Guaranty is a continuing guaranty and shall remain in full force and effect until the Guaranteed Obligations have been Fully Satisfied. For purposes of this Guaranty, "Fully Satisfied" shall mean, as of any date, that, on or before such date, (a) the principal of, Make-Whole Amount in respect of, and interest accrued to such date on any Guaranteed Obligations shall have been paid in full in cash and (b) all fees, expenses and other amounts then due and payable which constituted Guaranteed Obligations shall have been paid in full in cash.

SECTION 4.  REINSTATEMENT.

         Notwithstanding anything contained herein to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Noteholders on the insolvency, bankruptcy, or reorganization of the Company or otherwise, all as though such payment had not been made.

SECTION 5.  SUBROGATION.

         The Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the liabilities have been Fully Satisfied. If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the Guaranteed Obligations have not been Fully Satisfied, the amount shall be held in trust for the benefit of the Noteholders and shall be promptly paid to the Noteholders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Note Purchase Agreements. If the Guarantor makes payment to the Noteholders of all or any part of the Guaranteed Obligations and all the Guaranteed Obligations have been Fully Satisfied, the Noteholders shall, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Guaranteed Obligations resulting from the payment.

SECTION 6. SUBORDINATION.

         Without limiting the Noteholders' rights under any other agreement, any liabilities owed by the Company to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of the Company, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Obligations, and such liabilities of the Company to the Guarantor, if the Required Holders so request upon the occurrence or continuation of a Default or an Event of Default, shall be collected, enforced and received by the Guarantor as trustee for the Noteholders and shall be paid over to the Noteholders on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

SECTION 7. REPRESENTATIONS AND WARRANTIES.

         The Guarantor hereby represents and warrants that:

                  (a) INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. The Guarantor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify has not had, and is not reasonably expected to have, a Material Adverse Effect or to materially adversely affect the ability of the Guarantor to perform its obligations under this Guaranty Agreement.

                  (b) CORPORATE POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance by the Guarantor of this Guaranty Agreement have been duly authorized by all necessary corporate action and do not and will not: (i) require any consent or approval of its stockholders; (ii) contravene its charter or by-laws; (iii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor or any of its subsidiaries; (iv) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected; (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor; or (vi) cause the Guarantor or any subsidiary to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except where such contravention, violation, breach, default or Lien is not reasonably expected to have a Material Adverse Effect or to materially adversely affect the ability of the Guarantor to perform its obligations under this Guaranty Agreement.

                  (c) LEGALLY ENFORCEABLE AGREEMENTS. This Guaranty Agreement is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by equitable principles relating to availability of equitable remedies.

                  (d) LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened, against or affecting the Guarantor or any of its subsidiaries before any court, governmental agency or arbitrator, which in any one case or in the aggregate, is reasonably expected to have a Material Adverse Effect or to materially adversely affect the ability of the Guarantor to perform its obligations under this Guaranty Agreement.

                  (e) SOLVENCY.

                           (i) The present fair saleable value of the assets of the Guarantor before giving effect to all the transactions contemplated by the November Note Purchase Agreement exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Guarantor as they mature.

                           (ii) The property of the Guarantor does not constitute unreasonably small capital for the Guarantor to carry out its business as now conducted and as proposed to be conducted, including the capital needs of the Guarantor.

                           (iii) The Guarantor does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Guarantor, and of amounts to be payable on or in respect of debt of the Guarantor.)

SECTION 8.  REMEDIES GENERALLY.

         The remedies provided in this Guaranty Agreement are cumulative and not exclusive of any remedies provided by law.

SECTION 9.  SETOFF.

         Upon the occurrence and during the continuance of any Event of Default, the Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Noteholders may otherwise have, the Noteholders shall be entitled at their option, to offset balances (general or special, time or demand, provisional or final) held by them for the account of the Guarantor at any of their respective offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty Agreement which is not paid when due following any applicable notice and cure periods (regardless of whether such balances are then due to the Guarantor), in which case the Noteholders taking such action shall promptly notify the Guarantor thereof; provided that the failure of any Noteholder to give such notice shall not affect the validity of such action.

SECTION 10. WAIVERS OR PRESENTMENT, NOTICE OF DISHONOR, ETC.

         The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty Agreement or incurrence of the Guaranteed Obligations and any other formality with respect to any of the Guaranteed Obligations or this Guaranty Agreement.

SECTION 11. AMENDMENTS AND WAIVERS.

         No amendments or waiver of any provision of this Guaranty Agreement, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by all of the Noteholders, and then the waiver of consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any Noteholder to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right. This Guaranty Agreement shall be automatically released in the circumstances set forth in Section 9.7(b) and in Section 10.11(c) of the Note Purchase Agreement.

SECTION 12. EXPENSES.

         The Guarantor shall reimburse each Noteholder on demand for all costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Noteholders) incurred by such Noteholder in connection with the performance or enforcement of this Guaranty Agreement. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty Agreement.

SECTION 13. ASSIGNMENT.

         This Guaranty Agreement shall be binding on, and shall inure to the benefit of, the Guarantor, the Noteholders and their respective successors and assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty Agreement. Without limiting the generality of the foregoing, each Noteholder may assign or otherwise transfer its rights under the Note Purchase Agreements and the Notes to any other person or entity in accordance with the relevant Note Purchase Agreement, and such assignee or transferee shall then become vested with all the rights granted to such Noteholders in this Guaranty Agreement or otherwise.

SECTION 14. CAPTIONS.

         The headings and captions in this Guaranty Agreement are for convenience only and shall not affect the interpretation or construction of this Guaranty Agreement.

SECTION 15. GOVERNING LAW, ETC.

         THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF CONNECTICUT. THE GUARANTOR CONSENTS TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT. SERVICE OF PROCESS BY ANY NOTEHOLDER IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO TIME. THE GUARANTOR WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF THE GUARANTEED OBLIGATIONS UNDER THIS GUARANTY.

SECTION 16. COMMERCIAL WAIVER.

         THE GUARANTOR ACKNOWLEDGES THAT THE GUARANTEED OBLIGATIONS ARE FOR COMMERCIAL PURPOSES AND WAIVES ANY RIGHT TO NOTICE AND HEARING UNDER SECTIONS 52-278a THROUGH 52-278n OF THE

CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED AND AUTHORIZES THE ATTORNEY OF ANY NOTEHOLDER, OR ANY SUCCESSOR THERETO, TO ISSUE A WRIT OF PREJUDGMENT REMEDY WITHOUT COURT ORDER. FURTHER, THE GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENTS, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAWS. THE GUARANTOR ACKNOWLEDGES THAT IT MAKES THESE WAIVERS AND THE WAIVERS CONTAINED IN SECTION 15 KNOWINGLY AND VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS.

SECTION 17. SAVINGS CLAUSE.

                  (a) It is the intent of the Guarantor and the Noteholders that the Guarantor's maximum obligations hereunder shall be equal to, but not in excess of:

                           (i) in a case or proceeding commenced by or against
                  the Guarantor under the Bankruptcy Code of the United States of America (the "Bankruptcy Code"), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to any Noteholder) to be avoidable or unenforceable against the Guarantor under (A)
                  Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                           (ii) in a case or proceeding commenced by or against
                  the Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to any Noteholder) to be avoidable or unenforceable against the Guarantor under such law, statute or regulation including without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

         (The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of the Guarantor to any Noteholder) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

                  (b) To the end set forth in Section 17(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if the Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among the Guarantor and other guarantors, the maximum Guaranteed Obligations for which the Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of the Guarantor to any Noteholder), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 17 is intended solely to preserve the rights of the Noteholders hereunder to the maximum extent that would not cause the Guaranteed Obligations of the Guarantor to be subject to avoidance under the Avoidance Provisions, and neither the Guarantor nor any other Person shall have any right or claim under this Section 17 as against any Noteholder that would not otherwise be available to such Person under the Avoidance Provisions.

SECTION 18. JUDGMENT CURRENCY.

                  (a) The obligations of the Guarantor under this Guaranty and the Note Purchase Agreements to make payments in Dollars or in any Alternative

         Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Noteholders of the full amount of the Obligation Currency expressed to be payable to them hereunder. If for the purpose of obtaining or enforcing judgment against the Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Alternative Currency Equivalent or Dollar Equivalent, in the case of any Alternative Currency or Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the Required Holders or if the Required Holders do not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Noteholders) determined, in each case, as on the Banking Day immediately preceding the day on which the judgment is given (such Banking Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors, jointly and severally, covenant and agree to pay such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For the purposes of determining the Alternative Currency Equivalent or Dollar Equivalent or rate of exchange for this Section, such amount shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

SECTION 19. DEFINED TERMS.

         "ALTERNATIVE CURRENCY" means British Pounds, French Francs, German Deutschmarks, Japanese Yen, Hong Kong Dollars, Canadian Dollars, New Zealand Dollars, Australian Dollars, Euro (or the applicable unit of combined currency determined by the European economic community when available) or such other currency other than Dollars that the Company may reasonably request from time to time, which the Noteholders are able to reasonably accommodate.

         "ALTERNATIVE CURRENCY EQUIVALENT" means, with respect to an amount of Dollars on any date in relation to any specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to Dollars on such date.

         "BANKING DAY" means any day on which commercial banks are not authorized or required by law to close in New York, New York.

         "DOLLAR EQUIVALENT" means, with respect to an amount of any Alternative Currency on any date in relation to Dollars, the amount of Dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate with respect to such Alterative Currency on such date.

         "SPOT EXCHANGE RATE" means, on any date of determination thereof, (a) with respect to any Alternative Currency, the spot rate at which Dollars are offered for such Alternative Currency on such day by the principal branch of the Fleet National Bank at approximately 11:00 a.m. (Boston, Massachusetts time), and (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such date by the principal branch of the Fleet National Bank for Dollars at approximately 11:00 a.m. (Boston, Massachusetts time).

         IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty.

                                                [NAME OF GUARANTOR]


                                                 By:___________________________

                                                    Name:
                                                    Title:


                                                 Address:

                                                                    EXHIBIT 4.14

                               GUARANTY AGREEMENT

         GUARANTY AGREEMENT (this "Guaranty Agreement") dated as of November 20, 1998 made by the undersigned (the "Guarantor"), in favor of the holders of the following promissory notes issued by NFO Worldwide, Inc. (the "Company"): (i) the 6.83% Senior Notes due March 1, 2008 (the "6.83% Notes") issued pursuant to the several Note Purchase Agreements, dated as of March 9, 1998 (as amended from time to time, collectively, the "March Note Purchase Agreement"), and (ii) (a) the Adjustable Rate Series A Senior Notes due November 15, 2005 (the "Series A Notes") and (b) the Adjustable Rate Series B Senior Notes due November 15, 2008 (the "Series B Notes" and, together with the Series A Notes and the 6.83% Notes, the "Notes"), each such series being issued pursuant to the several Note Purchase Agreements, dated as of November 20, 1998 (as amended from time to time, collectively, the "November Note Purchase Agreement" and, together with the March Note Purchase Agreement, the "Note Purchase Agreements").

                             PRELIMINARY STATEMENTS:

         WHEREAS, the terms used herein have the respective meanings ascribed thereto in the March Note Purchase Agreement and the November Note Purchase Agreement (unless otherwise defined herein);

         WHEREAS, the November Note Purchase Agreement provides, INTER ALIA, for the Company to obtain unsecured Funded Debt in order to acquire a new Subsidiary pursuant to the terms of the documents heretofore delivered to the November Note purchasers in connection with the Infratest Acquisition;

         WHEREAS, the March Note Purchase Agreement is being amended (the "March Note Purchase Agreement Amendment"), contemporaneously with the closing under the November Note Purchase Agreement, in order to conform the covenants in both note purchase agreements;

         WHEREAS, the Guarantor is a Subsidiary of the Company and is financially interested in its affairs and it is a condition to (i) the purchasers of the Series A Notes and the Series B Notes entering into the November Note Purchase Agreement, and (ii) the holders of the 6.83% Notes entering into the March

Note Purchase Agreement Amendment (such purchasers and holders being referred to, collectively, as the "Noteholders"), that this Guaranty is being executed and delivered to the Noteholders.

         NOW, THEREFORE, in consideration of the foregoing, the Guarantor agrees as follows:

SECTION 1.  GUARANTY OF PAYMENT.

         The Guarantor absolutely, unconditionally and irrevocably guarantees to the Noteholders the punctual payment of all sums now owing or which may in the future be owing by the Company under the Note Purchase Agreements and the Notes, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the "Guaranteed Obligations"). The Guaranteed Obligations include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Note Purchase Agreements and the Notes. This Guaranty is a guaranty of payment and not of collection only. None of the Noteholders shall be required to exhaust any right or remedy or take any action against the Company or any other person or entity or any collateral. The Guarantor agrees that, as between the Guarantor and the Noteholders, the Guaranteed Obligations may be declared to be due and payable for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Company and that, in the event of a declaration or attempted declaration, the Guaranteed Obligations shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.

SECTION 2.  GUARANTY ABSOLUTE.

         The Guarantor guarantees that the Guaranteed Obligations shall be paid strictly in accordance with the terms of the Note Purchase Agreements and the Notes. The liability of the Guarantor under this Guaranty is absolute, irrevocable and unconditional irrespective of: (a) any changes in the time, manner or place of payment of, or in any other term of, all or any of the Note Purchase Agreements, the Notes or Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of any of the Note Purchase Agreements, the Notes or the Guaranteed Obligations; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any security interest, for all or any of the Note Purchase Agreements, the Notes or the Guaranteed Obligations; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any of the Note Purchase Agreements, the Notes or the Guaranteed Obligations; (d) without being limited by the foregoing, any lack of validity or enforceability of any of the Note Purchase Agreements, the Notes or the Guaranteed Obligations; or (e) any other defense whatsoever which might constitute a defense available to, or discharge of, the Company or a guarantor (other than that the Guaranteed Obligations have been Fully Satisfied, as defined below).

SECTION 3.  GUARANTY IRREVOCABLE.

         This Guaranty is a continuing guaranty and shall remain in full force and effect until the Guaranteed Obligations have been Fully Satisfied. For purposes of this Guaranty, "Fully Satisfied" shall mean, as of any date, that, on or before such date, (a) the principal of, Make-Whole Amount in respect of, and interest accrued to such date on any Guaranteed Obligations shall have been paid in full in cash and (b) all fees, expenses and other amounts then due and payable which constituted Guaranteed Obligations shall have been paid in full in cash.

SECTION 4.  REINSTATEMENT.

         Notwithstanding anything contained herein to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Noteholders on the insolvency, bankruptcy, or reorganization of the Company or otherwise, all as though such payment had not been made.

SECTION 5.  SUBROGATION.

         The Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the liabilities have been Fully Satisfied. If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the Guaranteed Obligations have not been Fully Satisfied, the amount shall be held in trust for the benefit of the Noteholders and shall be promptly paid to the Noteholders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Note Purchase Agreements. If the Guarantor makes payment to the Noteholders of all or any part of the Guaranteed Obligations and all the Guaranteed Obligations have been Fully Satisfied, the Noteholders shall, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Guaranteed Obligations resulting from the payment.

SECTION 6.  SUBORDINATION.

         Without limiting the Noteholders' rights under any other agreement, any liabilities owed by the Company to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of the Company, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Obligations, and such liabilities of the Company to the Guarantor, if the Required Holders so request upon the occurrence or continuation of a Default or an Event of Default, shall be collected, enforced and received by the Guarantor as trustee for the Noteholders and shall be paid over to the Noteholders on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

SECTION 7.  REPRESENTATIONS AND WARRANTIES.

         The Guarantor hereby represents and warrants that:

                  (a) INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. The Guarantor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify has not had, and is not reasonably expected to have, a Material Adverse Effect or to materially adversely affect the ability of the Guarantor to perform its obligations under this Guaranty Agreement.

                  (b) CORPORATE POWER AND AUTHORITY; NO CONFLICTS. The execution, delivery and performance by the Guarantor of this Guaranty Agreement have been duly authorized by all necessary corporate action and do not and will not: (i) require any consent or approval of its stockholders; (ii) contravene its charter or by-laws; (iii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor or any of its subsidiaries; (iv) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected; (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor; or (vi) cause the Guarantor or any subsidiary to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except where such contravention, violation, breach, default or Lien is not reasonably expected to have a Material Adverse Effect or to materially adversely affect the ability of the Guarantor to perform its obligations under this Guaranty Agreement.

                  (c) LEGALLY ENFORCEABLE AGREEMENTS. This Guaranty Agreement is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by equitable principles relating to availability of equitable remedies.

                  (d) LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened, against or affecting the Guarantor or any of its subsidiaries before any court, governmental agency or arbitrator, which in any one case or in the aggregate, is reasonably expected to have a Material Adverse Effect or to materially adversely affect the ability of the Guarantor to perform its obligations under this Guaranty Agreement.

                  (e) SOLVENCY.

                           (i) The present fair saleable value of the assets of the Guarantor before giving effect to all the transactions contemplated by the November Note Purchase Agreement exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Guarantor as they mature.

                           (ii) The property of the Guarantor does not constitute unreasonably small capital for the Guarantor to carry out its business as now conducted and as proposed to be conducted, including the capital needs of the Guarantor.

                           (iii) The Guarantor does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Guarantor, and of amounts to be payable on or in respect of debt of the Guarantor.)

SECTION 8.  REMEDIES GENERALLY.

         The remedies provided in this Guaranty Agreement are cumulative and not exclusive of any remedies provided by law.

SECTION 9.  SETOFF.

         Upon the occurrence and during the continuance of any Event of Default, the Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Noteholders may otherwise have, the Noteholders shall be entitled at their option, to offset balances (general or special, time or demand, provisional or final) held by them for the account of the Guarantor at any of their respective offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty Agreement which is not paid when due following any applicable notice and cure periods (regardless of whether such balances are then due to the Guarantor), in which case the Noteholders taking such action shall promptly notify the Guarantor thereof; provided that the failure of any Noteholder to give such notice shall not affect the validity of such action.

SECTION 10. WAIVERS OR PRESENTMENT, NOTICE OF DISHONOR, ETC.

         The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty Agreement or incurrence of the Guaranteed Obligations and any other formality with respect to any of the Guaranteed Obligations or this Guaranty Agreement.

SECTION 11. AMENDMENTS AND WAIVERS.

         No amendments or waiver of any provision of this Guaranty Agreement, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by all of the Noteholders, and then the waiver of consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any Noteholder to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right. This Guaranty Agreement shall be automatically released in the circumstances set forth in Section 9.7(b) and in Section 10.11(c) of the Note Purchase Agreement.

SECTION 12. EXPENSES.

         The Guarantor shall reimburse each Noteholder on demand for all costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Noteholders) incurred by such Noteholder in connection with the performance or enforcement of this Guaranty Agreement. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty Agreement.

SECTION 13. ASSIGNMENT.

         This Guaranty Agreement shall be binding on, and shall inure to the benefit of, the Guarantor, the Noteholders and their respective successors and assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty Agreement. Without limiting the generality of the foregoing, each Noteholder may assign or otherwise transfer its rights under the Note Purchase Agreements and the Notes to any other person or entity in accordance with the relevant Note Purchase Agreement, and such assignee or transferee shall then become vested with all the rights granted to such Noteholders in this Guaranty Agreement or otherwise.

SECTION 14. CAPTIONS.

         The headings and captions in this Guaranty Agreement are for convenience only and shall not affect the interpretation or construction of this Guaranty Agreement.

SECTION 15. GOVERNING LAW, ETC.

         THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF CONNECTICUT. THE GUARANTOR CONSENTS TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT. SERVICE OF PROCESS BY ANY NOTEHOLDER IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO TIME. THE GUARANTOR WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF THE GUARANTEED OBLIGATIONS UNDER THIS GUARANTY.

SECTION 16. COMMERCIAL WAIVER.

         THE GUARANTOR ACKNOWLEDGES THAT THE GUARANTEED OBLIGATIONS ARE FOR COMMERCIAL PURPOSES AND WAIVES ANY RIGHT TO NOTICE AND HEARING UNDER SECTIONS 52-278a THROUGH 52-278n OF THE CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED AND AUTHORIZES THE ATTORNEY OF ANY NOTEHOLDER, OR ANY SUCCESSOR THERETO, TO ISSUE A WRIT OF PREJUDGMENT REMEDY WITHOUT COURT ORDER. FURTHER, THE GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENTS, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAWS. THE GUARANTOR ACKNOWLEDGES THAT IT MAKES THESE WAIVERS AND THE WAIVERS CONTAINED IN SECTION 15 KNOWINGLY AND VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS.

SECTION 17. SAVINGS CLAUSE.

                  (a) It is the intent of the Guarantor and the Noteholders that the Guarantor's maximum obligations hereunder shall be equal to, but not in excess of:

                           (i) in a case or proceeding commenced by or against
                  the Guarantor under the Bankruptcy Code of the United States of America (the "Bankruptcy Code"), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to any Noteholder) to be avoidable or unenforceable against the Guarantor under (A)
                  Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                           (ii) in a case or proceeding commenced by or against
                  the Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to any Noteholder) to be avoidable or unenforceable against the Guarantor under such law, statute or regulation including without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

         (The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of the Guarantor to any Noteholder) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

                  (b) To the end set forth in Section 17(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if the Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with unreasonably small capital to conduct its business, or cause the

         Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among the Guarantor and other guarantors, the maximum Guaranteed Obligations for which the Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of the Guarantor to any Noteholder), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 17 is intended solely to preserve the rights of the Noteholders hereunder to the maximum extent that would not cause the Guaranteed Obligations of the Guarantor to be subject to avoidance under the Avoidance Provisions, and neither the Guarantor nor any other Person shall have any right or claim under this Section 17 as against any Noteholder that would not otherwise be available to such Person under the Avoidance Provisions.

SECTION 18. JUDGMENT CURRENCY.

                  (a) The obligations of the Guarantor under this Guaranty and the Note Purchase Agreements to make payments in Dollars or in any Alternative Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Noteholders of the full amount of the Obligation Currency expressed to be payable to them hereunder. If for the purpose of obtaining or enforcing judgment against the Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Alternative Currency Equivalent or Dollar Equivalent, in the case of any Alternative Currency or Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the Required Holders or if the Required Holders do not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Noteholders) determined, in each case, as on the Banking Day immediately preceding the day on which the judgment is given (such Banking Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors, jointly and severally, covenant and agree to pay such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For the purposes of determining the Alternative Currency Equivalent or Dollar Equivalent or rate of exchange for this Section, such amount shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

SECTION 19. DEFINED TERMS.

         "ALTERNATIVE CURRENCY" means British Pounds, French Francs, German Deutschmarks, Japanese Yen, Hong Kong Dollars, Canadian Dollars, New Zealand Dollars, Australian Dollars, Euro (or the applicable unit of combined currency determined by the European economic community when available) or such other currency other than Dollars that the Company may reasonably request from time to time, which the Noteholders are able to reasonably accommodate.

         "ALTERNATIVE CURRENCY EQUIVALENT" means, with respect to an amount of Dollars on any date in relation to any specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to Dollars on such date.

         "BANKING DAY" means any day on which commercial banks are not authorized or required by law to close in New York, New York.

         "DOLLAR EQUIVALENT" means, with respect to an amount of any Alternative Currency on any date in relation to Dollars, the amount of Dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate with respect to such Alterative Currency on such date.

         "SPOT EXCHANGE RATE" means, on any date of determination thereof, (a) with respect to any Alternative Currency, the spot rate at which Dollars are offered for such Alternative Currency on such day by the principal branch of the Fleet National Bank at approximately 11:00 a.m. (Boston, Massachusetts time), and (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such date by the principal branch of the Fleet National Bank for Dollars at approximately 11:00 a.m. (Boston, Massachusetts time).

         IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty.

                                            [Name of Guarantor]

                                            Address: